                                                                     EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT

                                      AMONG

                                 SMARTFORCE PLC

                            IMPAX ACQUISITION CORP.,

                              IMPAXSELLING.COM LTD.

                                       AND

                          CERTAIN SHAREHOLDERS THEREOF

                                 AUGUST 8, 2001

                                TABLE OF CONTENTS

                                                                                                                  PAGE
ARTICLE I DEFINITIONS........................................................................................       1

            1.1         Definitions..........................................................................       1

ARTICLE II PURCHASE AND SALE TRANSACTION.....................................................................       7

            2.1         Purchase and Sale of Acquired Assets.................................................       8
            2.2         Assumption of Liabilities............................................................       8
            2.3         Purchase Price.......................................................................       9
            2.4         Sales and Use Taxes..................................................................      11
            2.5         The Closing..........................................................................      11
            2.6         Taking of Necessary Action; Further Action...........................................      11
            2.7         Nonassignability and Consents........................................................      12

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS...............................      12

            3.1         Organization.........................................................................      13
            3.2         Company Capital Structure............................................................      13
            3.3         Subsidiaries.........................................................................      13
            3.4         Authority............................................................................      14
            3.5         No Conflict..........................................................................      14
            3.6         Consents.............................................................................      14
            3.7         Company Financial Statements.........................................................      14
            3.8         No Undisclosed Liabilities...........................................................      14
            3.9         No Changes...........................................................................      15
            3.10        Tax Matters..........................................................................      16
            3.11        Restrictions on Business Activities..................................................      18
            3.12        Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment.......      18
            3.13        Intellectual Property................................................................      20
            3.14        Agreements, Contracts and Commitments................................................      22
            3.15        Interested Party Transactions........................................................      23
            3.16        Governmental Authorization...........................................................      24
            3.17        Litigation...........................................................................      24
            3.18        Accounts Receivable..................................................................      24
            3.19        Inventories..........................................................................      24
            3.20        Minute Books.........................................................................      25
            3.21        Brokers' and Finders' Fees...........................................................      25
            3.22        Employee Matters and Benefit Plans...................................................      25

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                                  PAGE
                                                                                                                  ----
            3.23        Insurance............................................................................      28
            3.24        Environmental Matters................................................................      28
            3.25        Compliance with Laws.................................................................      29
            3.26        Complete Copies of Materials.........................................................      29
            3.27        Suppliers............................................................................      29
            3.28        Agreement............................................................................      29
            3.29        Securities Exemption Representations.................................................      30
            3.30        No Insolvency........................................................................      31
            3.31        Shelf Registration Statement Information.............................................      31
            3.32        Representations Complete.............................................................      31

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB......................................      31

            4.1         Organization.........................................................................      31
            4.2         Authority............................................................................      32
            4.3         No Conflict..........................................................................      32
            4.4         Consents.............................................................................      32
            4.5         Valid Issuance of the ADSs...........................................................      32
            4.6         SEC Documents, Parent Financial Statements...........................................      32
            4.7         Brokers' Fees........................................................................      33

ARTICLE V CONDUCT PRIOR TO THE CLOSING.......................................................................      33

            5.1         Conduct of Business of the Company...................................................      33
            5.2         No Solicitation......................................................................      35

ARTICLE VI ADDITIONAL AGREEMENTS.............................................................................      35

            6.1         Access to Information................................................................      36
            6.2         Confidentiality......................................................................      36
            6.3         Public Disclosure....................................................................      36
            6.4         Consents.............................................................................      36
            6.5         Commercially Reasonable Efforts......................................................      36
            6.6         Notification of Certain Matters......................................................      36
            6.7         Bulk Transfer Laws...................................................................      37
            6.8         Employee Matters.....................................................................      37
            6.9         Use of Business Name.................................................................      37
            6.10        Treatment as Reorganization..........................................................      38
            6.11        Liquidation of the Company...........................................................      38

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                                  PAGE
                                                                                                                  ----

            6.12        Company Customers....................................................................      38
            6.13        Non-Solicitation of Impax Corporation Employees......................................      39
            6.14        Payment to the Dak Group, Ltd........................................................      39
            6.15        Taxation.............................................................................      39

ARTICLE VII CONDITIONS TO OBLIGATION TO CLOSE................................................................      39

            7.1         Conditions to Obligations of each of the Parties.....................................      39
            7.2         Additional Conditions to Obligation of the Parent and Acquisition Sub................      39
            7.3         Additional Conditions to Obligation of the Company and the Shareholders..............      41

ARTICLE VIII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW; INDEMNITY...................................      42

            8.1         Survival of Representations and Warranties...........................................      43
            8.2         Agreement to Indemnify...............................................................      43
            8.3         Escrow Arrangements; Limits of Liability.............................................      43
            8.4         Survival of Indemnity; Indemnification Procedures; Time Limits.......................      44

ARTICLE IX TERMINATION.......................................................................................      46

            9.1         Termination of Agreement.............................................................      46
            9.2         Effect of Termination................................................................      47

ARTICLE X MISCELLANEOUS......................................................................................      47

            10.1        No Third-Party Beneficiaries.........................................................      47
            10.2        Entire Agreement.....................................................................      47
            10.3        Succession and Assignment............................................................      47
            10.4        Counterparts.........................................................................      47
            10.5        Headings.............................................................................      47
            10.6        Notices..............................................................................      47
            10.7        Governing Law........................................................................      48
            10.8        Amendments and Waivers...............................................................      48
            10.9        Severability.........................................................................      48
            10.10       Expenses.............................................................................      49
            10.11       Construction.........................................................................      49
            10.12       Incorporation of Exhibits and Schedules..............................................      49
            10.13       Specific Performance.................................................................      49
            10.14       Other Remedies.......................................................................      49
            10.15       Submission to Jurisdiction...........................................................      49
            10.16       Share Legends........................................................................      50
            10.17       California Corporate Securities Law..................................................      50

                                INDEX OF EXHIBITS


EXHIBIT               DESCRIPTION
-------               -----------
Exhibit A             List of Acquired Assets

Exhibit B             List of Company Customers

Exhibit C             List of Company Products

Exhibit D             Form of Content License and Marketing Agreement

Exhibit E             Form of Non-Competition Agreement

Exhibit F             Form of Assignment and Assumption

Exhibit G             Form of Bill of Sale

Exhibit H             Form of Registration Rights Agreement

Exhibit I             Form of Escrow Agreement

Exhibit J             Form of Legal Opinion of Counsel to the Company

Exhibit K             Form of Reseller Agreement

Exhibit L             Form of Shareholders Agreement




Copies of the Exhibits listed above may be obtained by the Commission upon request.

                               INDEX OF SCHEDULES


SCHEDULE             DESCRIPTION
--------             -----------

                            ASSET PURCHASE AGREEMENT

       THIS Asset Purchase Agreement (this "AGREEMENT") is made and entered into as of August 8, 2001 by and among SMARTFORCE pLC, a public limited company formed under the laws of the Republic of Ireland ("PARENT"), IMPAX ACQUISITION CORP., a corporation organized under the laws of the State of Delaware ("ACQUISITION SUB"), IMPAXSELLING.COM, LTD., a corporation organized under the laws of the State of Delaware (the "COMPANY") and David S. Matlow ("MATLOW"), Douglas B. Lyons ("LYONS"), Mark F. Shonka ("SHONKA") and Daniel L. Kosch ("KOSCH"). Each of Matlow, Lyons, Shonka and Kosch are referred to herein as a "SHAREHOLDER" or, collectively, as the "SHAREHOLDERS." Parent, Acquisition Sub, the Company and the Shareholders are referred to collectively herein as the "PARTIES."

                                    RECITALS

       A. The Shareholders and certain additional shareholders of the Company own all of the issued and outstanding capital stock of the Company.

       B. The Boards of Directors of each of the Company, Parent and Acquisition Sub believe it is in the best interests of each company and their respective stockholders that Acquisition Sub acquire (the "ACQUISITION") substantially all of the assets and properties of the Company used or useful in connection with the business of the Company for unregistered American Depository Shares of Parent, and, in furtherance thereof, have approved the Acquisition.

       C. The Company, the Shareholders, Parent and Acquisition Sub desire to make certain representations, warranties, covenants and other agreements in connection with the Acquisition.

       D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 354(a)(1) of the Internal Revenue Code of 1986, as amended (the "CODE"), and to cause the transactions contemplated hereby to qualify as a "reorganization" under the provisions of
Section 368(a)(1)(C) of the Code.

       NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

       1.1 Definitions.

              (a) As used in this Agreement, the following terms shall have the following meanings, respectively:

              "ACCOUNTS RECEIVABLE" means all trade accounts receivable, all evidences of indebtedness arising out of sales of Inventory (as defined below) or other property, assets or services to any Person and, to the extent earned by performance which has occurred, all rights to receive payments arising out of sales of Inventory or other property, assets or services to such Person.

              "ACCOUNTS PAYABLE" means all trade accounts payable and all evidences of indebtedness arising out of purchases of Inventory and other property, assets or services by any Person.

              "ACQUIRED ASSETS" means all right, title and interest in and to all of the assets, properties and rights under agreements, contracts, licenses, leases or otherwise, of any kind and description, wherever located, whether real, personal or mixed, whether tangible or intangible, belonging to the Company, other than the Excluded Assets (as defined below), and shall include but not be limited to those assets and properties listed on Exhibit A attached hereto and the following:

                     (1) any and all Accounts Receivable of, and other indebtedness owing to, the Company existing at and as of the Closing Date (as defined below);

                     (2) any and all Cash (as defined below) of the Company;

                     (3) any and all indentures, leases, subleases, licenses, permits, authorizations, or other contracts, agreements or instruments, whether written or oral, and rights thereunder, to which the Company is a party or by which any of the Acquired Assets are bound including, without limitation, the designated Contracts (as defined below) set forth in Section 3.14(a) of the Disclosure Letter (as defined below);

                     (4) any of the following: (i) any and all claims, deposits, refunds, causes of action, rights of recovery, rights of set off and rights of recoupment, and (ii) any and all franchises, approvals, permits, licenses, orders, registrations, certificates, variances and similar rights obtained from Governmental Entities (as defined below);

                     (5) any and all Inventory, wherever located, owned by the Company or subject to open purchase orders consisting of parts or work in progress;

                     (6) any and all supplies owned by the Company;

                     (7) any and all tangible personal property and fixed assets, including, without limitation, any equipment, leasehold improvements, computers, furniture, software, machinery, tooling, dies, instruments, motor vehicles, computers, spare parts, replacement parts and trade fixtures, owned or leased by the Company, wherever located (together, "FIXED ACQUIRED ASSETS");

                     (8) any and all business and financial records, books, ledgers, files, plans, documents, customer lists, supplier lists, correspondence, lists, plots, architectural plans, drawings, notebooks, specifications, creative materials, advertising and promotional materials, marketing materials, studies, reports, equipment repair, maintenance or service records of the Company and other proprietary or confidential information or data relating to the Company, Business or any other Acquired Assets, whether written or electronically stored or otherwise recorded in any form or medium;

                     (9) any and all patents, patent applications, copyrights, trademarks, service marks, trade names, trade secrets, proprietary information, technology rights and licenses, proprietary rights and processes, know-how, research and development in progress, and any and all other Intellectual Property including, without limitation, the Company Intellectual Property, all things authored, discovered, developed, made, perfected, improved, designed, engineered, devised, acquired, produced, conceived or first reduced to practice and that pertain to, are used or are useful in the Business or that are relevant to an understanding of or to the development of the Business or to the performance by the products of the Business of their intended functions or purposes, whether tangible or intangible, in any stage of development, including, without limitation, enhancements, designs, technology, improvements, inventions, works or authorship, formulas, processes, routines, subroutines, techniques, concepts, object code, flow charts, diagrams, coding sheets, source code, listings and annotations, programmers' notes, information, work papers, work product and other materials or any types whatsoever, and all rights of any kind in or to any of the foregoing including all goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions;

                     (10) any and all real property, improvements, fixtures and fittings thereon, easements, rights of way and other appurtenant rights thereto (such as appurtenant rights in and to public streets), if any, used in, intended for use in, or required to be used in connection with, the operation of the Business;

                     (11) any and all rights with respect to leasehold interests and subleases and rights thereunder relating to the real and personal property, used in, intended for use in, or required to be used in connection with, the operation of the Business;

                     (12) any and all prepaid rentals, deposits and other prepaid expenses of the Company including, without limitation, software licenses, software maintenance fees and property taxes relating to the Fixed Acquired Assets; and

                     (13) any and all other property, tangible or intangible, real, personal or mixed, which have been historically reflected in the books and records of the Company.

              "AFFILIATE" has the meaning set forth in Rule 12b-2 of the Exchange Act.

              "AMERICAN DEPOSITARY SHARE" or "ADS" shall mean American Depositary Shares of Parent issued in accordance with that certain Restricted Deposit Agreement (B) dated as of June 8, 1999 among Parent, the Bank of New York, as depositary, and all owners and beneficial owners from time to time of the restricted ADSs.

              "BUSINESS" shall mean the business of the Company.

              "CASH" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP, consistently applied.

              "CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto, and the rules and regulations promulgated thereunder.

              "COLLATERAL DOCUMENTS" means the Assignment and Assumption Agreement, the Bill of Sale, the Registration Rights Agreement, the Escrow Agreement, the License Agreement, the Reseller Agreement and the Shareholders Agreement.

              "COMPANY INTELLECTUAL PROPERTY" means any Intellectual Property that is necessary or desirable to the operation of the Business, including the design, manufacture, development, sale and use of the products or performance of the services of the Business as it currently is conducted or contemplated to be conducted.

              "COMPANY-OWNED INTELLECTUAL PROPERTY" means any Intellectual Property that is owned by or exclusively licensed to the Company.

              "EMPLOYEE" means any current, former, or retired employee, consultant, officer or director of the Company or any Affiliate.

              "EMPLOYEE PLAN" means any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, deferred compensation, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or unwritten and whether or not legally binding, including, without limitation, any "employee benefit plan" (within the meaning of Section 3(3) of ERISA) which is or has been maintained, contributed to, or required to be contributed to, by the Company or any ERISA Affiliate (as defined below) for the benefit of any Employee (as defined below), and pursuant to which the Company or any ERISA Affiliate has or may have any material liability, contingent or otherwise.

              "EMPLOYMENT AGREEMENT" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, contract or understanding between the Company or any ERISA Affiliate and any Employee;

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto, and the rules and regulations promulgated thereunder.

              "ERISA AFFILIATE" means any other Person under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the rules and regulations promulgated thereunder.

              "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations promulgated thereunder.

              "EXCLUDED ASSETS" means (i) any of the rights of the Company under this Agreement or the Collateral Agreements (or under any side agreement between the Company on the one hand and Parent and/or Acquisition Sub on the other hand entered into on or after the date of this Agreement) (ii) any of the rights of the Company under any of the agreements, contracts or commitments, whether written or oral, among the Company and any of its customers, all of which being listed on Exhibit B attached hereto ("CUSTOMERS") (iii) any of the rights of the Company under that certain agreement between the Company and Docent dated June 29, 2001 (the "DOCENT AGREEMENT") (iv) any of the rights of the Company under the Loan Commitment Agreement or the Management Services Agreement between the Company and Impax Corp. and (v) any rights to the Company's Trademarks.

              "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

              "GOVERNMENTAL ENTITY" means any government, or any department, agency or political subdivisions thereof, court, tribunal, administrative agency or commission or any other federal, state, province, county, local or foreign governmental or regulatory authority, instrumentality, agency or commission.

              "INVENTORY" means all inventories including all finished goods, work in progress, stock room inventory, packaging and raw materials of whatever nature, wherever located.

              "INTELLECTUAL PROPERTY" means any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof and equivalent or similar rights anywhere in the world in inventions and discoveries ("PATENTS"); (ii) all rights in inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, mask works (if any) and all other rights corresponding thereto throughout the world; (iv) all rights in industrial designs and any registrations and applications therefor and all goodwill associated therewith throughout the world; (v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (vi) all rights in databases and data collections and all rights therein throughout the world; (vii) all rights in computer software including all source code, object code, firmware, development tools, files, records and data and all documentation related to any of the foregoing throughout the world; (viii) all World Wide Web addresses, sites and domain names; and (ix) any similar, corresponding or equivalent rights to any of the foregoing throughout the world.

              "KNOWLEDGE" or words of similar import means, with respect to any Person, (i) if such Person is an individual, the knowledge of such Person and the knowledge such Person would have if he or she had performed his or her services and duties in the ordinary course of business, consistent with practices, in a reasonably diligent manner or (ii) if such Person is not an individual, any officer, director or employee of such Person and the knowledge such officer, director or employee would have if he or she had performed his or her services and duties on behalf of such Person in the ordinary course of business, consistent with past practices, in a reasonably diligent manner.

              "LIABILITY" means any liability, indebtedness, obligation, expense, loss, damage, cost, claim, contingent liability, deficiency, guaranty or endorsement or diminution in value (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether direct or indirect, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

              "LIENS" means any mortgage, pledge, lien, security interest, encumbrance, charge, claim, defect in title or other equitable or third-party interest of any nature whatsoever.

              "MULTIEMPLOYER PLAN" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA;

              "ORDINARY SHARES" means the ordinary shares of Parent, par value IRa.375p/e 0.11 per share.

              "PENSION PLAN" means each Employee Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA.

              "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity.

              "SECURITIES ACT" means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations promulgated thereunder.

              (b) The following additional terms are defined in the following sections of this Agreement:

           Terms                                       Sections
           -----                                       --------
           Additional Purchase Price                   2.3(b)
           Arbitration Demand                          8.4(d)
           Arbitration Rules                           8.4(d)
           Assignment and Assumption Agreement         7.2(g)
           Assumed Liabilities                         2.2(a)
           Authorizations                              3.16
           Average Closing Price                       2.3(b)(iii)(A)
           Balance Sheet                               3.7
           Bill of Sale                                7.2(h)
           Certificate of Dissolution                  6.11(a)
           Charter                                     3.1
           Closing                                     2.5(a)
           Closing Date                                2.5(a)
           COBRA                                       3.22(a)(i)
           Company Financials                          3.7
           Company Indemnifiable Claim                 8.2
           Company Options                             3.2(b)
           Company Products                            2.3(b)(iii)(B)
           Conflict                                    3.5
           Contract                                    3.14(b)
           Contracts                                   3.14(b)
           Customer Contracts                          2.2(b)
           Damages                                     8.2
           Disclosure Letter                           Article III
           Dispute Notice                              8.3(c)
           DOL                                         3.22(a)(ii)
           Environmental Permits                       3.24(c)
           Escrow Agent                                8.3(a)
           Escrow Agreement                            7.2(l)
           Escrow Amount                               2.3(a)
           Expiration Date                             8.1
           First Sales Period                          2.3(b)(iii)(D)
           First Year Milestone                        2.3(b)(i)
           First Year Product Revenue                  2.3(b)(i)
           FMLA                                        3.22(a)(iii)
           Hazardous Material                          3.24(a)
           Hazardous Materials Activities              3.24(b)
           Indemnification Cap                         8.3(c)

           Terms                                       Sections
           -----                                       --------
           Indemnifying Parties                        8.2
           Indemnitees                                 8.2
           Indemnity Termination Date                  8.2
           Initial Purchase Price                      2.3(a)
           Intellectual Property Contracts             3.13(b)
           International Employee Plan                 3.22(a)(iv)
           Labor Representatives                       3.12(a)(i)
           Leased Real Property                        3.12(a)
           License Agreement                           2.3(b)(iii)(B)
           Liquidating Trust Agreement                 6.11(a)
           M&A Qualified Beneficiaries                 6.8(b)
           Noncompetition Agreements                   7.2(q)
           Non-Management Shareholders                 8.2
           Non-Transferable Asset                      2.7(a)
           Notice of Disagreement                      2.3(b)(iv)
           Officer's Certificate                       8.5(a)
           Parent Financial Statements                 4.6
           Product Revenue                             2.3(b)(iii)(C)
           Product Revenue Certificate                 2.3(b)(iv)
           Product Revenue Report                      2.3(b)(iv)
           Purchase Price                              2.3
           Registered Intellectual Property            3.13(a)
           Registration Rights Agreement               7.2(l)
           Reseller Agreement                          7.2(s)
           Retained Liabilities                        2.2(b)
           Sales Period                                2.3(b)(iv)
           SEC                                         4.6
           SEC Documents                               4.6
           Second Sales Period                         2.3(b)(iii)(E)
           Second Year Product Revenue                 2.3(b)(ii)
           Securities Laws                             4.6
           Selling Group                               6.8(b)
           Shareholders Agreement                      7.2(t)
           Tax                                         3.10(a)
           Taxes                                       3.10(a)
           Tax Returns                                 3.10(b)(i)
           Transfer Taxes                              2.4
           Trust                                       6.11(a)



                                   ARTICLE II
                          PURCHASE AND SALE TRANSACTION

       2.1 Purchase and Sale of Acquired Assets. On and subject to the terms and conditions of this Agreement, the Acquisition Sub agrees to purchase from the Company, and the Company agrees to sell, transfer, assign, convey and deliver to the Acquisition Sub, at the Closing (as defined below), all of the Company's rights, title and interest in and to the Acquired Assets, free and clear of any and all Liens.

       2.2 Assumption of Liabilities.

              (a) On and subject to the terms and conditions of this Agreement, and except as otherwise set forth herein, the Acquisition Sub agrees to assume and become responsible for only the following Liabilities of the Company relating to the Acquired Assets and existing at or arising on or after the Closing Date (collectively, the "ASSUMED LIABILITIES"): (i) Liabilities under all agreements, contracts or purchase orders with all vendors and suppliers which have been entered into in the ordinary course of business, consistent with past practices, by the Company but only to the extent the rights under such agreements, contracts or purchase orders have been assigned to Acquisition Sub (but not including any liabilities arising from or relating to any defaults thereunder occurring prior to the Closing); (ii) Liabilities under all third party licenses or other similar agreements related to the Acquired Assets but only to the extent the rights under such licenses or similar agreements have been assigned to Acquisition Sub (but not including any Liabilities arising from or relating to any defaults thereunder occurring prior to the Closing); (iii) Liabilities under all other agreements, contracts or purchase orders which have been marked with an asterisk in Section 3.14(b) of the Disclosure Letter but only to the extent the rights under such agreements, contracts or purchase orders have been assigned to Acquisition Sub (but not including any Liabilities arising from or relating to any defaults thereunder occurring prior to the Closing); and (iv) Liabilities arising from the operation of the Business following the Closing.

              (b) Neither Parent nor Acquisition Sub will assume or have any responsibility, however, with respect to any Liability of the Company not included within the definition of Assumed Liabilities, and such Liabilities shall be retained by the Company ("RETAINED LIABILITIES"). Without limiting the generality of the foregoing, it is expressly agreed that neither Parent nor Acquisition Sub shall assume, and the definition of Retained Liabilities shall include, any and all: (i) Liabilities under any Employee Plan or Employment Agreement, whether incurred before, after or on the Closing Date including, without limitation, vacation pay and similar accruals, COBRA benefits, severance and termination pay owed to all Employees not employed by Parent or Acquisition Sub immediately following the Closing Date; (ii) Liabilities under any agreements, contracts or commitments to which the Company is a party or by which the Company is bound that are not assigned to Acquisition Sub including, without limitation, the Docent Agreement and all agreements, contracts and commitments, whether written or oral, between the Company and any of its customers ("CUSTOMER CONTRACTS"); (iii) Liabilities for any indebtedness of the Company including, without limitation, any amounts owing to Impax Corporation or to any of the suppliers of the Company; (iv) Liabilities for Taxes due and payable by the Company, whenever arising or incurred, including, without limitation, Taxes with respect to the Business and the ownership of the Acquired Assets or otherwise for periods ending on or prior to the Closing Date; (v) Liabilities for Accounts Payable or similar obligations incurred by the Company in connection with the operation of the Business on or prior to the Closing; (vi) Liabilities involving any claims, damages or losses arising from any environmental, health or safety laws which involve facts or circumstances relating to the operation of the Business on or prior to the Closing; (vii) Liabilities for any claims or litigation (including, without limitation, those relating to any infringement of Intellectual Property) which are pending or threatened against the Company or any of the Acquired Assets on or prior to the Closing Date or which are brought or threatened to be brought against the Company or the Acquired Assets after the Closing Date, but which are based upon facts or circumstances involving the operation of the Business prior to the Closing Date; (viii) any Liabilities for the representative agreement between the Company and The Dak Group, Ltd.; and (ix) any Liabilities relating to the Excluded Assets.

       2.3 Purchase Price. In consideration for the purchase of the Acquired Assets, the Acquisition Sub agrees to pay to the Company the following (the "PURCHASE PRICE"):

              (a) At the Closing, 92,394 American Depositary Shares (the "INITIAL PURCHASE PRICE"); provided, however, that Parent and/or Acquisition Sub shall cause 9,240 ADSs (representing 10% of such Initial Purchase Price) to be deposited in an escrow account in accordance with Article VIII (the "ESCROW AMOUNT").

              (b) Following the Closing, an amount of additional ADSs (the "ADDITIONAL PURCHASE PRICE") to be issued at such times and in such manner as described below:

                     (i) As soon as practicable following the First Sales Period, but in no event later than forty-five (45) days thereafter, Parent shall issue to the Company an amount of ADSs equal to (A) 25% of the Product Revenue during the First Sales Period ("FIRST YEAR PRODUCT REVENUE") divided by (B) the Average Closing Price as of the last day of the First Sales Period; provided, however, that Parent shall not be required to issue any ADSs hereunder if First Year Product Revenue is less than $4 million ("FIRST YEAR MILESTONE").

                     (ii) As soon as practicable following the Second Sales Period, but in no event later than forty-five (45) days thereafter, Parent shall issue to the Company an amount of ADSs equal to (A) 20% of the Product Revenue during the Second Sales Period ("SECOND YEAR PRODUCT REVENUE") divided by (B) the Average Closing Price as of the last day of the Second Sales Period; provided, however, that Parent shall not be required to issue any ADSs hereunder if Second Year Product Revenue is less than $6 million; provided, further, however, that in the event that (1) First Year Product Revenue was less than the First Year Milestone and Parent did not issue any ADSs pursuant to Section 2.3(b)(i) above, (2) First Year Product Revenue was greater than $3,800,000 and
(3) First Year Product Revenue and Second Year Product Revenue, in the aggregate, was greater than $12,000,000, then Parent shall also issue to the Company an additional amount of ADSs equal to (x) 25% of the First Year Product Revenue divided by (y) the Average Closing Price on the last day of the Second Sales Period.

                     (iii) For purposes of this Section 2.3, the following terms shall have the following meanings:


                            (A) "AVERAGE CLOSING PRICE" means the price per
share equal to the average of the last sale prices for the ADSs as quoted by the Nasdaq National Market for the ten (10) trading day period beginning on the fifth trading day prior to the applicable anniversary date and ending on and including the fifth trading day following the applicable anniversary date.

                            (B) "COMPANY PRODUCTS" means the (i) web-based sales
skills training courses of the Company
listed on Exhibit C and (ii) web-based training courses created from the intellectual property licensed from Impax Corporation pursuant to the Content License and Marketing Agreement between Parent and Impax Corporation of even date herewith and attached hereto as Exhibit D (the "LICENSE AGREEMENT").

                            (C) "PRODUCT REVENUE" means the contract value under
firmly committed agreements of Parent or the Acquisition Sub for the licensing or distribution of or access to any Company Products , or customization services directly derived from Company Products, to any third parties who are unaffiliated with Parent, Acquisition Sub or any of their Affiliates; provided, that such Product Revenue shall exclude (x) any and all freight or shipping charges, sales, use or similar taxes, commissions, trade discounts, returns and refunds, (y) any and all license or related fees payable to third parties with respect to any Company Product which are not disclosed hereunder or the payment of which would otherwise result in a breach of any intellectual property or other representation or warranty made by the Company or the Shareholders hereunder relating to any Company Product and (z) any and all license or similar fees for content viewing engines or players or access to libraries of content for use with such engine and any maintenance and support fees or professional services fees related thereto. To the extent that Parent distributes Company Products as part of a library of courses, the Product Revenue deemed to be received by Parent with respect to such Company Products shall be deemed to be the total amount of contract value received by Parent with respect to such library multiplied by a fraction, the numerator of which shall be the number of Smart Units represented by the Company Products included in the library and the denominator of which shall be the total number of Smart Units included in the aggregate price of the library.

                            (D) "FIRST SALES PERIOD" shall mean the period
beginning on the earlier of the date of release by Parent or the Acquisition Sub of any Company Product and the date of distribution by Parent or the Acquisition Sub of any such Company Product to an unaffiliated third party and ending on the one (1) year anniversary of such date.

                            (E) "SECOND SALES PERIOD" shall mean the period
beginning on the first day following the end of the First Sales Period and ending on the one (1) year anniversary of such date.

                     (iv) As soon as practicable, but in no event later than thirty (30) days following the completion of the First Sales Period or the Second Sales Period, as applicable (each, a "SALES PERIOD"), Parent shall prepare and deliver to the Company a report setting forth the Product Revenue generated during such Sales Period ("PRODUCT REVENUE REPORT"), together with a certificate from an authorized officer of Parent stating that the calculation of Product Revenue set forth in such Product Revenue Report is true and correct. The determination of Product Revenue set forth in the Product Revenue Report shall become final and binding upon the Parties.

                     (v) Notwithstanding anything contained herein to the contrary, Parent shall be entitled to operate the Business in any manner as it deems necessary or desirable in its sole and absolute discretion. Without limiting the generality of the foregoing, Parent shall maintain full discretion with respect to all operations of the Business, including but not limited to (i) determining the dates of any release or distribution of any Company Products or other products, (ii) setting license or other related fees for any Company Products or any other product, (ii) accepting or rejecting any sales or orders for Company Products or other products, (iii) determining whether to modify or discontinue the Business or any of the Company

Products or other products, or incorporating the activities of the Business or any of the Company Products or other products into the Parent, Acquisition Sub or any of their Affiliates, (iv) making any decisions concerning production, marketing, sales, capital expenditures, expenses and related matters respecting the operations of the Parent, Acquisition Sub, any of their Affiliates and the Business, or any part thereof, and (v) making any decisions pertaining to the personnel, staffing and other resources of the Parent, Acquisition Sub or any of their Affiliates. In addition, the Parent shall be under no obligation to use any efforts, personnel or other revenues of the Parent, Acquisition Sub or any of their Affiliates to realize any business or sales from the Company Products or any other products.

       2.4 Sales and Use Taxes. The Company shall bear and pay any and all sales, use and transfer taxes arising out of the transfer of the Acquired Assets to Acquisition Sub pursuant hereto (the "TRANSFER TAXES"). To the extent permitted by applicable law, Parent shall cooperate fully with the Company in minimizing such Transfer Taxes. To the extent any Tax authority provides notice to Parent or Acquisition Sub of an audit of the Transfer Taxes, the Company shall promptly notify Parent or any successor thereto and the Company or any successor thereto shall promptly assume responsibility for such audit and shall bear and pay when due any additional Transfer Taxes (plus interest and penalties determined to be due thereon) ultimately assessed with respect to the transfer of the Acquired Assets to Acquisition Sub pursuant hereto.

       2.5 The Closing.

              (a) Closing. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, in Palo Alto, California commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "CLOSING DATE"). The Closing may also take place via telephone and electronic mail and such a Closing shall be treated for all purposes as a closing at the offices of Wilson Sonsini Goodrich & Rosati.

              (b) Deliveries at the Closing. At the Closing, (i) the Company and the Shareholders will deliver to the Parent and Acquisition Sub the various certificates, instruments, and documents referred to in Section 7.2 below and will execute and acknowledge (if appropriate) and deliver such other instruments of sale, transfer, conveyance and assignment as Parent and Acquisition Sub and their counsel may reasonably request; (ii) Parent and Acquisition Sub will deliver to the Company and the Shareholders the various certificates, instruments, and documents referred to in Section 7.3 below and will execute and acknowledge (if appropriate) and deliver such other instruments of assumption as the Company and its counsel may reasonably request; and (iii) the Acquisition Sub will deliver to the Company the Initial Purchase Price (less the Escrow Amount) in accordance with Section 2.3(a) above.

       2.6 Taking of Necessary Action; Further Action. If, at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Parent or Acquisition Sub with full right, title and possession to the Acquired Assets, the Shareholders and the officers and directors of the Company are fully authorized in the names of the Company or otherwise to take, and will take, all such lawful and necessary and/or desirable action.

       2.7 Nonassignability and Consents.

              (a) To the extent that any asset which would otherwise be an Acquired Asset, or any claim, right or benefit arising thereunder or resulting therefrom, is not capable of being sold, conveyed, assigned, transferred or delivered without the approval, consent or waiver of any Person other than the Company, or if such sale, conveyance, assignment, transfer or delivery or attempted sale, conveyance, assignment, transfer or delivery would constitute a breach or termination right thereof or a violation of any law, decree, order, regulation or other governmental edict, except as expressly otherwise provided herein, this Agreement shall not constitute a sale, conveyance, assignment, transfer or delivery thereof, or an attempted sale, conveyance, assignment, transfer or delivery thereof. Any such assets shall be a "NON-TRANSFERABLE ASSET."

              (b) The Company shall not be obligated to sell, assign, transfer, convey or deliver, or cause to be sold, assigned, transferred, conveyed or delivered, to Acquisition Sub and Parent, and Acquisition Sub and Parent shall not be obligated to purchase, any Non-Transferable Asset without first having obtained all such consents, approvals or waivers or removed or eliminated any such potential breach or termination of any contract, agreement or other instrument or potential violation of any law, decree, order, regulation or other governmental edict. To the extent that at the Closing there are any Non-Transferable Assets, from and after the Closing, the Parties will cooperate, at the Company's expense, to effect a mutually agreeable arrangement under which Acquisition Sub and Parent would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including subcontracting, sub-licensing, or sub-leasing such Non-Transferable Asset to Acquisition Sub and Parent, and Acquisition Sub and Parent, so long as such benefit is so provided, would satisfy or perform any Liability or obligation under or in connection with such Non-Transferable Asset which may arise following the Closing which would not otherwise be a Retained Liability if such Non-Transferable Asset were an Acquired Asset. From and after the Closing Date, the Company will promptly pay to Acquisition Sub and Parent when received all monies received by the Company under or in respect of any Acquired Asset or any claim or right or any benefit arising thereunder, except to the extent the same represents an Excluded Asset.

              (c) At any time after Closing, if any Non-Transferable Asset becomes capable of being sold, assigned, transferred, conveyed or delivered to Acquisition Sub and Parent, or if the benefit can be provided to Acquisition Sub and Parent without the required consent, approval or waiver of any third party, and if such sale, assignment, transfer, conveyance or delivery, or the provision of such benefit would not constitute a breach or termination of any agreement, contract or other instrument or violation of law, decree, order, regulation or other governmental edict, then, at such time, the Company shall sell, assign, transfer, convey and deliver to Acquisition Sub and Parent or cause to be sold, assigned, transferred, conveyed and delivered to Acquisition Sub and Parent, or provide to Acquisition Sub and Parent the benefit of such asset and, if such asset is an agreement, contract, instrument, license or permit, Acquisition Sub and Parent shall assume the Liabilities and obligations of the Company thereunder to the extent such Liabilities and obligations arise from the performance of the agreement, contract, instrument, license or permit from and after the effective date of such assignment and to the extent such Liabilities and obligations would not otherwise be Retained Liabilities if such Non-Transferable Asset were an Acquired Asset.

                                   ARTICLE III
       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS

       The Company and the Shareholders, jointly and severally, represent and warrant to Parent and Acquisition Sub as of the date hereof and as of the Closing Date, except as specifically set forth in the disclosure letter accompanying this Agreement (referring to the appropriate Section numbers) supplied by the

Company and the Shareholders to Parent and Acquisition Sub (the "DISCLOSURE LETTER"), and dated as of the date hereof as follows:

       3.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware The Company has the corporate power and authority to own its properties and to carry on its businesses as now being conducted and as contemplated to be conducted. The Company is duly qualified to do business and in good standing as a foreign corporation under the laws of each jurisdiction in which the failure to be so qualified could have a material adverse effect on the Company, the Acquired Assets or the Business. The Company has delivered to Parent and its counsel true and correct copies of its Certificate of Incorporation, which has not been amended since April 19, 2000, and Bylaws, which have not been amended since February 4, 2000, (together, the "CHARTER"),.

       3.2 Company Capital Structure.

              (a) The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, par value $0.001 per share, of which 3,000,000 shares are issued and outstanding and 5,000,000 shares of authorized Preferred Stock. The authorized Preferred Stock of the Company consists of 1,000,000 shares of authorized Series A Preferred, par value $0.01 per share, of which 525,000 shares are issued and outstanding. The capital stock of the Company is held by the persons with the domicile addresses and in the amounts set forth on Section 3.2(a) of the Disclosure Letter. All outstanding shares of Company capital stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound and have been issued in compliance with federal and state securities laws.

              (b) The Company does not have a stock option plan. The Company has reserved 60,000 shares of the Company's Common Stock for issuance upon exercise of outstanding Company stock options ("COMPANY OPTIONS"). Section 3.2(b) of the Disclosure Letter sets forth for each outstanding Company Option, the name of the holder of such option, the domicile address of such holder, the number of shares of the Company's Common Stock subject to such option, the exercise price of such option and the vesting schedule for such option, including the extent vested to date and whether the exercisability of such option will be accelerated and become exercisable by the transactions contemplated by this Agreement. Except for the Company Options described in Section 3.2(b) of the Disclosure Letter, there are no options, warrants, calls, preemptive rights, rights of first refusal, or other rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company. Except for the Company Options described in
Section 3.2(b) of the Disclosure Letter, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The holders of Company Options have been or will be given, or shall have properly waived, any required notice prior to the Acquisition and all such rights will be terminated at or prior to the Closing Date.

       3.3 Subsidiaries. Except as set for in Section 3.3 of the Disclosure Letter, the Company does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

       3.4 Authority. The Company has all requisite corporate power and authority to enter into this Agreement and each of the Collateral Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Collateral Documents to which it is a party by the Company, and the consummation of the transactions contemplated hereby and thereby by the Company, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been, and each of the Collateral Documents to which it is a party will be at Closing, duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, upon execution, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

       3.5 No Conflict. The execution and delivery of this Agreement and each of the Collateral Documents to which it is a party by the Company do not, and the consummation of the transactions contemplated hereby and thereby by the Company will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT") (a) any provision of the Charter of the Company, (b) any Contract or any other mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Company, the Business or any of the Acquired Assets is subject or by which the Company, the Business or any of the Acquired Assets are bound or (c) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, the Business or the Acquired Assets.

       3.6 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person, including a party to any agreement with the Company (so as not to trigger any Conflict), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or any of the Collateral Documents or the consummation of the transactions contemplated hereby or thereby by the Company.

       3.7 Company Financial Statements. Section 3.7(a) of the Disclosure Letter sets forth the Company's unaudited consolidated balance sheet as of December 31, 2000 and the related unaudited consolidated statements of operations, changes in stockholders' equity and cash flows for the twelve-month period then ended and the Company's unaudited consolidated balance sheet as of June 30, 2001 (the "BALANCE SHEET") and the related unaudited consolidated statements of operations and changes in stockholders' equity as of and for the 6-month period ended June 30, 2001 (collectively, the "COMPANY FINANCIALS"). The Company Financials are correct in all material respects and have been prepared in accordance with GAAP, applied on a basis consistent throughout the periods indicated and consistent with each other, except as otherwise set forth in Section 3.7(b) of the Disclosure Letter. The Company Financials present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein, subject, in the case of the unaudited financial statements, to normal year-end adjustments, which will not be material in amount or significance. There shall be no capitalized software development costs recorded on the Company Financials. The Balance Sheet does not include any reserves, write-offs or non-recurring charges in an amount that is not consistent with the Company's past practices.

       3.8 No Undisclosed Liabilities. Except as set forth in Section 3.8 of the Disclosure Letter, the Company does not have any Liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmarred or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate, (i) has not been reflected in the Balance Sheet, or (ii) has not arisen in the ordinary course of the Company's business since December 31, 2000 consistent with past practices, that in the aggregate do not exceed $5,000.

       3.9 No Changes. Since December 31, 2000, except as set forth in Section
3.9 of the Disclosure Letter, there has not been, occurred or arisen any:

              (a) transaction related to or otherwise affecting the Company, the Acquired Assets or the Business, except in the ordinary course of business, consistent with past practices;

              (b) amendments or changes to the Charter of the Company;

              (c) capital expenditure or commitment for capital expenditure by the Company exceeding $5,000 in the individual case or $5,000 in the aggregate;

              (d) destruction of, damage to or loss of any Acquired Assets or any material assets, business or customer of the Company (whether or not covered by insurance);

              (e) labor trouble or claim of wrongful discharge or discrimination or other unlawful employment practice or action;

              (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

              (g) revaluation by the Company of any of the Acquired Assets, other than depreciation and amortization as required by GAAP and reflected in Company Financials;

              (h) declaration, setting aside or payment of any dividends on or any other distribution (whether in cash, stock or property) in respect of any of the capital stock of the Company or its profits or the issuance or authorization of the issuance of any of the securities in respect of, in lieu of or in substitution for any share in the capital stock of the Company, or the repurchase, redemption or other acquisition, directly or indirectly, of any of the Company's capital stock (or options, warrants or other rights exercisable therefor);

              (i) increase in the salary or other compensation (whether in cash, stock, equity securities, property or otherwise) payable or to become payable by the Company to any of its officers, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company of a bonus or other additional salary or compensation to any such Person, except as made in the ordinary course of business, consistent with past practices;

              (j) sale, lease, license or other disposition of any of the assets or properties of the Company or the Business;

              (k) amendment or termination or violation of any distribution agreement or any material contract, agreement, Environmental Permit, lease or license to which the Company is a party or otherwise bound;

              (l) loan by the Company to any Person, incurrence by the Company of any indebtedness, guaranty of the Company of any indebtedness, issuance or sale of any debt securities of the Company or guarantee of any debt securities of others;

              (m) waiver or release of any material right or claim of the Company;

              (n) commencement, notice or, to the knowledge of the Company or any of the Shareholders, threat of commencement of any lawsuit or proceeding against or investigation of the Company, the Business or their respective affairs;

              (o) notice of any claim of ownership by a third party of any Company Intellectual Property or, to the knowledge of the Company or any of the Shareholders, infringement by the Company or the Business of any third party's intellectual property rights;

              (p) change in pricing or royalties set or charged by the Company other than in the ordinary course of business, consistent with past practices;

              (q) to the knowledge of the Company and each of the Shareholders, any event or condition of any character, that has or could be reasonably expected to have a material adverse effect on the Company, the Acquired Assets or the Business; or

              (r) negotiation or agreement by the Company, any of the Shareholders or any officer or employees of the Company to do any of the things described in the preceding clauses (a) through (q) (other than by negotiations with Parent and Acquisition Sub and their representatives regarding the transactions contemplated by this Agreement or the Collateral Documents and acts otherwise permitted by such clauses (a) through (q)).

       3.10 Tax Matters.

              (a) Definition of Taxes. For the purposes of this Agreement, "TAX" or, collectively, "TAXES," means (i) any and all federal, state, province, local and foreign taxes, assessments and other governmental charges, duties, impositions and Liabilities, wherever imposed, including, without limitation, taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, goods and services, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any Liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any Liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other Person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

              (b) Tax Returns and Audits. Except as set forth in Section 3.10(b) of the Disclosure Letter:

                     (i) The Company has prepared and timely filed required federal, state, province, local and foreign returns, estimates, information statements and reports ("TAX RETURNS") relating to any and all Taxes concerning or attributable to the Company, the Business or its operations and such Tax Returns are true and correct and have been completed in accordance with applicable law.

                     (ii) The Company (A) has paid or accrued all Taxes it is required to pay or accrue and (B) has withheld and timely remitted all income taxes, FICA, FUTA and other Taxes required to be withheld and remitted.

                     (iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency or reassessment outstanding, assessed or notified or, to the knowledge of the Company or any of the Shareholders, proposed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                     (iv) No audit or other examination of any Tax Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

                     (v) The Company has no Liability for unpaid federal, state, province, local and foreign Taxes which have not been accrued or reserved against on the Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has no knowledge of any basis for the assertion of any such Liability attributable to the Company, the Acquired Assets or the Business.

                     (vi) The Company has provided to Parent or its legal counsel, copies of all foreign, federal, state and province income and sales and use Tax Returns filed for all years as to which any applicable statute of limitations has not expired.

                     (vii) There are (and immediately following the Closing there will be) no Liens of any sort on, over or affecting the Acquired Assets or any of them relating to or attributable to Taxes other than Liens for Taxes not yet due and payable.

                     (viii) There is no basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien for Taxes on any Acquired Assets.

                     (ix) As of the Closing, there will not be any Contract, agreement, plan or arrangement covering any Employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

                     (x) The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (a defined in Section 341(f)(2) of the Code) owned by the Company.

                     (xi) The Company is (a) not a party to a tax sharing, indemnification or allocation agreement nor does the Company owe any amount under any such agreement, (b) has never been a member of an affiliated group (within the meaning of Code Section 1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company), (c) has no liability for the Taxes of any person (other than the Company or any of its subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign laws), as a transferee or successor, by contract, or otherwise and (d) has never been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes.

                     (xii) The Company is not, and has not been at any time during the period specified in Section 897(c)(1)(A)(ii), a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

                     (xiii) No adjustment relating to any Return filed by the Company has been proposed formally or informally by any Tax authority to the Company or any representative thereof.

                     (xiv) The Company has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for Tax-free treatment under Section 355 of the Code (x) in two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "Series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

              (c) Executive Compensation Tax. The Company does not, nor will have as a result of the transactions contemplated hereby, any Liability for Taxes as a result of the amount of remuneration paid or to be paid to its executive employees.

       3.11 Restrictions on Business Activities. Except as may be required by the provisions contained in any of the Collateral Documents, there is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company or any of the Company's officers or the Shareholders is a party or otherwise binding upon the Company or any of its officers or the Shareholders that has or reasonably could be expected to have the effect of prohibiting or impairing the business practices of the Company, the acquisition of the Acquired Assets by the Parent or Acquisition Sub, the conduct of the Business by the Parent or Acquisition Sub or the performance of the Company's obligations under this Agreement or the Collateral Documents. Without limiting the foregoing, neither the Company nor the Shareholders have entered into any agreement under which the Company, the Shareholders or the Business is restricted from selling, licensing or otherwise distributing any of the Company's products, or providing any services, to any class of customers, in any geographic area, during any period of time or in any segment of the market.

       3.12 Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment.

              (a) The Company does not own real property, nor has it ever owned any real property. Section 3.12(a) of the Disclosure Letter sets forth a list of all real property currently leased by the Company in which the Business is or at any time has been conducted ("LEASED REAL PROPERTY") and the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and a schedule of future monthly rental and/or other fees payable under any such lease. All such leases are in full force and effect and are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default). All such leases afford the Company peaceful and undisturbed possession of the real property subject to such lease. Except as set forth on Section 3.12(a) of the Disclosure Letter, there are no restrictions, prohibitions or limitations on the ability to assign, transfer, pledge, hypothecate or otherwise convey or dispose of the interest of the Company under such leases. Section 3.12(a) of the Disclosure Letter also sets forth a list of all real property currently licensed by the Company in which the Business is or at any time has been conducted ("LICENSED REAL PROPERTY") and the name of the licensor, the date of the license and each amendment thereto and the aggregate annual license fee and a schedule of future monthly license fees and/or other fees payable under any such license. All such licenses are in full force and effect and are valid and effective in accordance with their respective terms, and there is not, under any of such licenses, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

All such licenses afford the Company peaceful and undisturbed possession of the real property subject to such license. Except as set forth on Section 3.12(a) of the Disclosure Letter, there are no restrictions, prohibitions or limitations on the ability to assign, transfer, pledge, hypothecate or otherwise convey or dispose of the interest of the Company under such licenses.

              (b) The Company has good and valid title to, or, in the case of leased or licensed properties and assets, valid and enforceable leasehold or license interests in, all of the Acquired Assets, free and clear of any Liens, except as reflected in the Company Financials or in Section 3.12(b) of the Disclosure Letter and except for Liens for Taxes not yet due and payable. All of the Acquired Assets are reflected in the Company Financials or were acquired since the date of the Company Financials. The Acquired Assets constitute all of the properties and assets, tangible or intangible, held for use or used in connection with the Business during the past twelve months (except Inventory sold, Cash disposed of, Accounts Receivable collected, prepaid expenses realized, Contracts fully performed, properties or assets replaced by equivalent or superior properties or assets, in each case in the ordinary course of business and the Excluded Assets) and are adequate to conduct the Business as now conducted. Upon the consummation of the Acquisition, Acquisition Sub shall have good and valid title to, or in the case of lease or licensed properties and assets, valid and enforceable leasehold or license interests in, all of the Acquired Assets, free and clear of any Liens, other than as reflected in Section 3.12(b) of the Disclosure Letter.

              (c) The Company does not own any Fixed Acquired Assets.

              (d) The Company does not lease any Fixed Acquired Assets.

              (e) There are no, and at the time of Closing there will not be, any material physical or mechanical defects on the Licensed Real Property or the Leased Real Property. Except as disclosed in Section 3.12(e) of the Disclosure Letter, the buildings, structures and improvements located on each of the Licensed Real Property and the Leased Real Property including, without limitation, the roofs, parking lots, plumbing, heating, air conditioning, water, sewer, gas, electrical and life safety systems are in good condition and repair and are in compliance with applicable laws. The buildings located at each of the Licensed Real Property and the Leased Real Property have been properly and soundly constructed and are in good and substantial state of repair and condition, and no high alumina, cement, woodwool, calcium chloride, sea dredged aggregates or asbestos materials was used in the construction thereof. The Company has no outstanding claims or Liabilities in respect of the construction thereof. All public utilities, including water, electric sewage or subsurface disposal systems, required for the normal operation of the Business as currently conducted or proposed to be conducted, connect into each of the Licensed Real Property and the Leased Real Property through adjoining public highways or, if they pass through adjoining private land, do so in accordance with valid permits, all installation and connection charges due and payable with respect thereto have been paid in full or are provided for and all such utilities are sufficient for the operation of the Business as currently conducted or as contemplated to be conducted. All improvements forming any part of either of the Licensed Real Property and the Leased Real Property are located wholly within the boundaries of each of the Licensed Real Property and the Leased Real Property and do not encroach upon any registered or unregistered easements or rights of way affecting either of the Licensed Real Property or the Leased Real Property. There are no pending or, to the knowledge of the Company or any of the Shareholders, threatened condemnations, eminent domain, expropriation or similar proceedings that would affect all or any portion of either of the Licensed Real Property or the Leased Real Property.

       3.13 Intellectual Property.

              (a) Registered Intellectual Property. Section 3.13(a) of the Disclosure Letter (i) sets forth a complete list of all of the following Company-Owned Intellectual Property, whether U.S. or foreign: (A) patents, patent applications (including provisional applications); (B) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations related to trademarks; (C) registered copyrights and applications for copyright registration; (D) Internet Domain name registrations; and (E) any other Company-Owned Intellectual Property that is the subject of an application, certificate or registration issued by or recorded by any state, government or other public legal authority (all of the foregoing, the "REGISTERED INTELLECTUAL PROPERTY") and (ii) specifies, where applicable, the jurisdictions in which each such Intellectual Property rights have been issued or registered or in which an application for such issuance and registration has been filed including the respective registration or application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Section 3.13(a) of the Disclosure Letter lists any proceedings or actions before any court, tribunal (including the United States Patent Office or equivalent authority anywhere in the world) related to any of the Registered Intellectual Property, and the Company shall send written requests signed by an authorized representative of the Company to all present or former Company legal counsel worldwide instructing such counsel to deliver all files to Parent relating to Company Intellectual Property and shall otherwise cooperate with Parent as necessary to effectuate the foregoing. The Company has complied with all applicable disclosure requirements and has not committed any fraudulent act in the application for and maintenance of any patent, trademark or copyright of the Company. Each item of Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees in connection with such Registered Intellectual Property have been made and all necessary documents and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. Section 3.13(a) of the Disclosure Letter lists all actions and payments that must be made in the six month period following the Closing Date in connection with the preservation or maintenance of the Registered Intellectual Property. To the knowledge of the Company and each of the Shareholders, the Company is not barred from seeking patents on material potentially patentable inventions of the Company by "on-sale" or similar bars to patentability or by failure to apply for a patent on such inventions within the time required.

              (b) Intellectual Property Contracts. The contracts, licenses, sublicenses and agreements listed on Section 3.13(b) of the Disclosure Letter include all contracts, licenses, sublicenses and agreements with respect to any of the Company Intellectual Property ("INTELLECTUAL PROPERTY CONTRACTS"). All of the Intellectual Property Contracts are in full force and effect. Neither the execution nor delivery of the Agreement or any of the Collateral Documents nor the consummation of the transactions contemplated hereby or thereby will violate or result in the breach, modification, cancellation, termination, or suspension of any of the Intellectual Property Contracts. The Company is in compliance with, and has not breached any term of, any of the Intellectual Property Contracts, and, to the knowledge of the Company or any of the Shareholders, all other parties to the Intellectual Property Contracts are in compliance with, and have not breached any term of, such contracts, licenses, sublicenses and agreements. Following the Closing Date, Acquisition Sub will be permitted to exercise all of the Company's rights under the Intellectual Property Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay. Except as listed on Section 3.13(b) of the Disclosure Letter, there are no contracts, licenses, sublicenses or agreements between the Company and any other person with respect to the Company Intellectual Property under which there is any dispute known to the Company or any of the Shareholders, regarding the scope of any such contract, license, sublicense or agreement, or performance under any such contract, license, sublicense or agreement, including with respect to any payments to be made or received by the Company thereunder.

              (c) Ownership of Company Intellectual Property. Except as set forth on Section 3.13(c) of the Disclosure Letter: (i) the Company owns and has good and exclusive title to each item of the Company Intellectual Property, including all Registered Intellectual Property, free and clear of any Lien; (ii) the Company owns or has the right to use or operate under all the Company Intellectual Property; (iii) the Company Intellectual Property constitutes all of the Intellectual Property necessary for the conduct of the Business as conducted; (iv) the Company is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the Business; and (v) no Person has any rights to use any of the Company-Owned Intellectual Property nor has the Company granted to any Person or authorized any Person to retain any rights in the Company Intellectual Property. To the extent that any work, invention or material relating to the Acquired Assets or the Business has been developed or created by an employee or a third party for the Company, the Company has a written agreement with such employee or third party with respect thereto and the Company thereby has obtained ownership of, and is the exclusive owner of, all Intellectual Property in such work, material or invention by operation of law or by valid assignment. Further, Company represents and warrants that rights in all Company Products that have been prepared in electronic form are included in the Company-Owned Intellectual Property.

              (d) Infringement of Company Intellectual Property. Except as listed on Section 3.13(d) of the Disclosure Letter, to the knowledge of the Company and any of the Shareholders, no Person has or is infringing or misappropriating any of the Company Intellectual Property.

              (e) Infringement of Third Party Intellectual Property. Except as set forth in Section 3.13(e) of the Disclosure Letter, the operation of the Business as currently conducted has not and does not infringe or misappropriate the Intellectual Property of any other Person. Except as set forth in Section 3.13(e) of the Disclosure Letter, no claims with respect to any of the Company Intellectual Property have been asserted or, to the knowledge of the Company or any of the Shareholders, threatened by any Person.

              (f) Restrictions on Use of Company Intellectual Property. No Company Intellectual Property, or product of the Company produced using the Company Intellectual Property, is subject to any proceedings or outstanding decree, order, judgment, or stipulation restricting in any material manner the use or licensing thereof by the Company, or which may materially affect the validity, use or enforceability of such Company Intellectual Property.

              (g) Protection of Intellectual Property. The Company has taken all steps that are reasonably required or necessary to protect its rights in the Business's confidential information and trade secrets or any trade secrets or confidential information of third parties provided to it related thereto, and, without limiting the foregoing, except as provided in Section 13(g) of the Disclosure Letter, the Company has enforced a policy requiring each and every employee and contractor to execute proprietary information and confidentiality agreements substantially in their standard forms.

              (h) No Obligations Resulting from Transaction. Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Acquisition Sub by operation of law or otherwise of any contracts or agreements to which the Company is a party, will result in (i) Parent or Acquisition Sub granting to any third party any right to or with respect to any Company-Owned Intellectual Property, (ii) Parent or Acquisition Sub being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses or (iii) Parent or Acquisition Sub being obligated to pay any royalties or other amounts to any third party in excess of those payable by Parent or Acquisition Sub prior to the Closing. The consummation of the transactions contemplated by this Agreement will not result in the loss of, or otherwise adversely affect, any ownership rights of the Company in any Company-Owned Intellectual Property or result in the breach or termination of any license, contract or agreement to which the Company is a party with respect to any Company Intellectual Property.

       3.14 Agreements, Contracts and Commitments.

              (a) Except as set forth in Section 3.14(a) of the Disclosure Letter, the Company does not have any continuing obligations under, and is not a party to or bound by:

                     (i) any collective bargaining agreements, or any contract with or commitment to any trade unions, employee bargaining agent or affiliated bargaining agent (collectively, "LABOR REPRESENTATIVES") which relate to Employees employed in connection with, or providing services to, the Company or the Business, and the Company has not conducted any negotiations with respect to any such future contracts or commitments;

                     (ii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements which relate to Employees employed in connection with, or providing services to, the Company or the Business;

                     (iii) any employment or consulting agreement, contract or commitment with an employee or individual consultant employed by, or providing services to, the Company, the Business or consulting agreement, contract or commitment with a firm or other organization relating to the Company or the Business;

                     (iv) any agreement or plan, including any share option plan, share appreciation rights plan or share purchase plan which relates to any Employees employed by, or providing services to, the Company or the Business;

                     (v) any fidelity or surety bond or completion bond relating to, or arising in connection with, the Acquired Assets or the assets or properties of the Business;

                     (vi) any lease or license of real or personal property relating to, or arising in connection with, the Acquired Assets or the assets or properties of the Business;

                     (vii) any agreement of indemnification or guaranty relating to, or arising in connection with, the Acquired Assets or the assets or properties of the Business;

                     (viii) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any Person, relating to, or arising in connection with, the Acquired Assets or the assets or properties of the Business;

                     (ix) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $5,000 arising in connection with the Acquired Assets or the assets or properties of the Business;

                     (x) any agreement, contract or commitment relating to the disposition of any Acquired Assets or the acquisition of material assets or any interest in any business enterprise outside the ordinary course of business, consistent with past practices relating to, or arising in connection with, the Acquired Assets or the assets or properties of the Business;

                     (xi) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit arising in connection with, the Acquired Assets or the assets or properties of the Business;

                     (xii) any purchase order or contract for the purchase of raw materials relating to, or arising in connection with, the Acquired Assets or the assets or properties of the Business;

                     (xiii) any distribution, joint marketing or development agreement relating to, or arising in connection with, the Acquired Assets or the assets or properties of the Business;

                     (xiv) any other agreement, contract or commitment that involves $5,000 or more relating to, or arising in connection with, the Acquired Assets or the assets or properties of the Business; or

                     (xv) any agreement, contract or commitment that is not cancelable without material penalty within thirty (30) days relating to, or arising in connection with, the Acquired Assets or the assets or properties of the Business.

              (b) Except as noted in Section 3.14(b) of the Disclosure Letter, the Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the material terms or conditions of any agreement, contract or commitment required to be set forth in
Section 3.14(a) of the Disclosure Letter or such other agreements, contracts or commitments to which the Company is a party or by which any of the Acquired Assets is bound (collectively, "CONTRACTS" and each, a "CONTRACT"), nor is the Company or any of the Shareholders aware of any event or circumstances that would be reasonably likely to give rise to such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and, except as otherwise disclosed in Section 3.14(b) of the Disclosure Letter, is not subject to any default thereunder of which the Company or any of the Shareholders is aware by any party obligated to the Company pursuant thereto. Each of the Contracts (i) constitutes a legal, valid and binding obligation of the Company in accordance with its terms and (ii) to the knowledge of the Company and each of the Shareholders, constitutes a legal, valid and binding obligation of each of the other parties thereto, enforceable against such other parties thereto in accordance with its terms. There has been no cancellation, termination, limitation or modification or any notice of cancellation, termination, limitation or modification of any such Contract and, to the knowledge of the Company or any of the Shareholders, there is no event which could reasonably be expected to result in a cancellation, termination, limitation or modification of any such Contract. The Company has obtained, all necessary consents, waivers and approvals of parties to any Contract designated in Section 3.14(a) of the Disclosure Letter to be assigned to Acquisition Sub as are required thereunder to validly effect such assignment. Exhibit B attached hereto sets forth a complete and accurate list of all of the customers of the Company.

       3.15 Interested Party Transactions. Except as set forth in Section 3.15 of the Disclosure Letter, no officer, director or stockholder of the Company (nor any spouse or member of the immediate family of any of such Persons, or any trust, partnership or corporation in which any of such persons has or has had a material interest), has or had, directly or indirectly (a) any legal or beneficial interest in any Person that sells or furnishes to the Company any goods or services or (b) any legal or beneficial interest in any Contract;

provided, that passive ownership of no more than one percent (1%) of the outstanding stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 3.15.

       3.16 Governmental Authorization. There are no consents, licenses, permits, grants or other authorizations issued to the Company by a Governmental Entity (a) pursuant to which the Company currently operates or holds any interest in any of the Acquired Assets or any of the assets or properties of the Business or (b) which is required for the operation of the Business or the holding of any interest in the Acquired Assets (collectively, "AUTHORIZATIONS").

       3.17 Litigation. There is no action, suit, claim, proceeding or arbitration of any nature pending or, to the knowledge of the Company or any of the Shareholders, threatened against the Company, the Business, any of the Acquired Assets or any of the officers, directors or stockholders in respect of the Company, the Business or the Acquired Assets. There is no investigation pending or, to the knowledge of the Company or any of the Shareholders, threatened against the Company, the Business, the Acquired Assets or any of the Company's officers, directors or stockholders, by or before any Governmental Entity. No Governmental Entity has challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products in the present manner or style thereof.

       3.18 Accounts Receivable. Set forth in Section 3.18 of the Disclosure Letter is a list of all Accounts Receivable of the Company reflected on the Balance Sheet along with a range of days elapsed since invoice as of the date of the Balance Sheet. All Accounts Receivable of the Company (i) have arisen or will arise in bona fide transactions by the Company in the ordinary course of business, (ii) represent, or will represent upon their creation, valid and binding obligations due and owing to the Company in the amounts invoiced by the Company and stated in its books and records, subject to collection, (iii) are carried at values determined in accordance with GAAP, consistently applied, and
(iv) are not subject to any defenses, counterclaims or claims for set off. The reserves against the Accounts Receivable have been established in accordance with GAAP, and based upon a review of such Accounts Receivable, the Company and the Shareholders reasonably believe such reserves to be adequate. No Person has any Lien on any of such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable. To the knowledge of the Company and each of the Shareholders, none of such Accounts Receivable is owned by a person or entity that has sought the protection of any bankruptcy or insolvency law or is the subject of any dispute as to payment.

       3.19 Inventories. All of the Inventory of the Company is reflected on the Balance Sheet and the Company's books and records on the date hereof. All such Inventory was purchased, acquired or produced in the ordinary course of business, consistent with past practices, and in a manner consistent with the Company's regular inventory practices and is set forth on the Company's books and records in accordance with GAAP, consistently applied. The presentation of such Inventory on the Balance Sheet was prepared in a manner sufficient to include such calculations on the audited financial statements of the Company prepared in accordance with GAAP. Such Inventory as presented on the Balance Sheet is stated at the lower of cost (determined using the first-in, first-out method) or net realizable value of the Company, and such value reflects applicable reserves and write-downs for defective or obsolete items to the extent GAAP would so provide. The reserves against such Inventory have been established in accordance with GAAP. Except as set forth in Section 3.19 of the Disclosure Letter, the Company does not hold any items of Inventory on consignment or have title to any items of Inventory in the possession of others, except items of Inventory in shipment to the Company. All items of such Inventory are and, from the date hereof until the Closing Date will be, of a quality and quantity that are salable in the ordinary course of business, consistent with past practices, at normal mark-ups.

       3.20 Minute Books. The minutes of the Company provided to counsel for Parent contain an accurate summary of all meetings of directors (or committees thereof) of the Company or actions by written consent of such directors and committees since its date of incorporation.

       3.21 Brokers' and Finders' Fees. Except as set forth in Section 3.21 of the Disclosure Letter, the Company has not incurred, nor will it incur, directly or indirectly, any Liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

       3.22 Employee Matters and Benefit Plans.

              (a) Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

                     (i) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

                     (ii) "DOL" shall mean the Department of Labor;

                     (iii) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended; and

                     (iv) "INTERNATIONAL EMPLOYEE PLAN" shall mean each Company Employee Plan that has been adopted or maintained by the Company or any ERISA Affiliate, whether informally or formally, or with respect to which the Company or any ERISA Affiliate will or may have any liability, for the benefit of Employees who perform services outside the United States.

              (b) Schedule. Section 3.22(b) of the Disclosure Letter contains an accurate and complete list of each Employee Plan, International Employee Plan, and each Employment Agreement. The Company does not have any plan or commitment to establish any new Employee Plan, International Employee Plan, or Employment Agreement, to modify any Employee Plan or Employment Agreement (except to the extent required by law or to conform any such Employee Plan or Employment Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to adopt or enter into any Employee Plan, International Employee Plan, or Employment Agreement.

              (c) Documents. The Company has provided to Parent correct and complete copies of: (i) all documents embodying each Employee Plan, International Employee Plan, and each Employment Agreement including (without limitation) all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Plan; (ii) the most recent annual actuarial valuations, if any, prepared for each Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Employee Plan; (iv) if the Employee Plan is funded, the most recent annual and periodic accounting of Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (vii) all communications material to any Employee or Employees relating to any Employee Plan and any proposed Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; (viii) all correspondence to or from any governmental agency relating to any Employee Plan; (ix) all COBRA forms and related notices (or such forms and notices as required under comparable law); (x) the three (3) most recent plan years discrimination tests for each Employee Plan; and (xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Employee Plan.

              (d) Employee Plan Compliance. Except as set forth on Section 3.22(d) of the Disclosure Letter, (i) each of the Company and its ERISA Affiliates have performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and neither it nor any of the Shareholders have knowledge of any default or violation by any other party to each Employee Plan, and each Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Employee Plan; (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of any of the Shareholders or the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Employee Plan or against the assets of any Employee Plan; (v) each Employee Plan (other than any stock option plan) can be amended, terminated or otherwise discontinued after the Closing Date, without material liability to the Parent, Acquisition Sub, the Company or any of its ERISA Affiliates (other than ordinary administration expenses); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of any of the Shareholders or the Company or any ERISA Affiliates, threatened by the IRS or DOL with respect to any Employee Plan; and (vii) neither the Company nor any ERISA Affiliate is subject to any penalty or tax with respect to any Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

              (e) Pension Plan. Neither the Company nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

              (f) Collectively Bargained, Multiemployer and Multiple Employer Plans. At no time has the Company or any ERISA Affiliate contributed to or been obligated to contribute to any Multiemployer Plan. Neither the Company, nor any ERISA Affiliate has at any time ever maintained, established, sponsored, participated in, or contributed to any multiple employer plan, or to any plan described in Section 413 of the Code.

              (g) No Post-Employment Obligations. Except as set forth in Section 3.22(g) of the Disclosure Letter, no Employee Plan provides, or reflects or represents any liability to provide retiree health to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee

(either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree health, except to the extent required by statute.

              (h) Health Care Compliance. Neither the Company nor any ERISA Affiliate has, or will prior to the Closing Date and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its Employees.

              (i) Effect of Transaction.

                     (i) Except as set forth in Section 3.22(i) of the Disclosure Letter, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Plan, Employment Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                     (ii) Except as set forth in Section 3.22(i) of the Disclosure Letter, no payment or benefit which will or may be made by the Company or its ERISA Affiliates with respect to any Employee or any other "disqualified individual" (as defined in Code Section 280G and the regulations thereunder) will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code.

              (j) Employment Matters. Each of the Company and its ERISA
Affiliates: (i) is in compliance in all respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against the Company or any of its ERISA Affiliates under any worker's compensation policy or long-term disability policy. Each person who is acting or has acted as a consultant to the Company or any ERISA Affiliate is acting or has acted as an "independent contractor" and could not, based on the facts and circumstances of his or her consultancy, reasonably be deemed to be or have been "employed" with the Company or any ERISA Affiliate.

              (k) Labor. No work stoppage or labor strike against the Company or any ERISA Affiliate is pending, threatened or reasonably anticipated. Neither the Company nor any of the Shareholders know of any activities or proceedings of any labor union to organize any Employees. Except as set forth in Section 3.22(k) of the Disclosure Letter, there are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to the Company. Neither the Company, any ERISA Affiliate nor any of their subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Except as set forth in Section 3.22(k) of the Disclosure Letter, neither the Company nor any ERISA Affiliate is presently, or has been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company or any ERISA Affiliate.

              (l) International Employee Plan. Neither the Company nor any ERISA Affiliate does now, or has ever had the obligation to, maintain, establish, sponsor, participate in, or contribute to any International Employee Plan.

       3.23 Insurance. All of the Acquired Assets and all of the assets and properties of the Company of an insurable nature are insured in amounts normally insured against by Persons carrying on the same classes of business as the Business, and the Company is adequately covered against accident, damage, injury, third party public liability, loss of profits and other risks normally insured against by Persons carrying on the same classes of business as the Business. All such policies are and will at Closing be in full force and effect and nothing has been done or omitted to be done by the Company which would make any policy of insurance void or voidable or which is likely to result in an increase in premium. All of such insurance policies are listed in Section 3.23 of the Disclosure Letter. There is no material claim by the Company pending under any of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Neither any of the Shareholders nor the Company have any knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

       3.24 Environmental Matters.

              (a) Hazardous Material. The Company has not: (i) operated any underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased; or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "HAZARDOUS MATERIAL"), but excluding office and janitorial supplies properly and safely maintained. No Hazardous Materials are present, as a result of the deliberate actions of the Company, or, to the knowledge or any of the Shareholders, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

              (b) Hazardous Materials Activities. At no time prior to the Closing has the Company transported (or arranged for the transport), stored, used, manufactured, disposed of, released, leaked, emitted or entered into the atmosphere, ground, soil, surface water, ground water or sewer system or exposed its employees or others to Hazardous Materials in violation of any law or in a manner which could result in an environmental Liability, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

              (c) Permits. The Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "ENVIRONMENTAL PERMITS") necessary for the conduct of its Hazardous Material Activities as such activities are currently being conducted. All such Environmental Permits are listed in Section 3.24(c) of the Disclosure Letter.

              (d) Environmental Liabilities. The Company has complied in all material respects with each, and is not in violation of any, federal, state or local laws, statutes, rules, regulations or ordinances relating to pollution or protection of human health or environment (including ambient air, surface water, groundwater, land surface or subsurface strata), and neither the Company, nor any of its Employees has engaged in any conduct that has or will give rise to any environmental claims, losses or Liabilities under any such laws. The Company has not received any written or oral communication from any Governmental Entity or any other Person alleging that the Company is not in compliance in any material respect with, or has a Liability under (including being a potentially responsible party or allegedly liable for costs associated for remediation of any site) under any such laws. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or, to the knowledge of the Company, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Company is not aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any material environmental liability.

              (e) Offsite Hazardous Material Disposal. The Company does not handle or otherwise deal with Hazardous Materials. The Company has not transferred or released (or arranged for the transfer or release of) Hazardous Materials to any treatment, storage, transfer or disposal sites, and no action, proceeding, Liability or claim exists or, to the knowledge of the Company or any of the Shareholders, is threatened against any such listed disposal site or against or involving the Company with respect to any transfer or release of Hazardous Materials to any disposal site.

       3.25 Compliance with Laws. The Company and its officers, directors, and employees have complied in all material respects with, are not in violation in any material respect of, and have not received any notices of violation with respect to, any foreign, federal, state, province or local statute, law or regulation.

       3.26 Complete Copies of Materials. The Company has delivered to Parent and Acquisition Sub true and complete copies of each agreement, contract, commitment or other document that is referred to in the Disclosure Letter, or that has been requested by Parent or Acquisition Sub or their counsel.

       3.27 Suppliers. Section 3.27 of the Disclosure Letter sets forth a true and complete list of the names and addresses of those suppliers which each account for the largest net sales to the Company relating to the Business. Except as contemplated herein or in any of the Collateral Agreements, there exists no actual termination or cancellation of the business relationship of the Company with any supplier or group of suppliers listed in Section 3.27 of the Disclosure Letter. Neither any of the Shareholders nor the Company have knowledge of any present or impending change, modification or alteration in any of supplier or group of suppliers listed in Section 3.27 of the Disclosure Letter.

       3.28 Agreement.

              (a) Each of this Agreement and the Collateral Documents has been duly and validly executed and delivered by, or on behalf of, each of the Shareholders and, assuming due authorization, execution and delivery by the other parties hereto and thereto, constitutes a valid and binding obligation of each of the Shareholders, enforceable against each of the Shareholders in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

              (b) Neither the execution and delivery of each of this Agreement and the Collateral Documents nor the performance by the Shareholders of their respective obligations hereunder and thereunder, violate, conflict with, or constitute a default under any agreement or commitment to which any of the Shareholders is a party, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Entity applicable to any of the Shareholders that would preclude any of the Shareholders from entering into this Agreement or any Collateral Document, or consummating the transactions contemplated hereby and thereby.

              (c) No consent, waiver, approval, order or authorization of, or declaration, filing or registration with, any Governmental Entity or any third party is required to be made or obtained by any of the Shareholders in connection with the execution and delivery by such Shareholder of each of this Agreement and the Collateral Documents or the performance by such Shareholder of its obligations hereunder and thereunder or the consummation by such Shareholder of the transactions contemplated herein or therein.

              (d) Each of the Shareholders has had an opportunity to review with his, her or its tax advisors the tax consequences to such Shareholder of the Acquisition and the transactions contemplated by this Agreement or the Collateral Documents. Each of the Shareholders understands that he, she or it must rely solely on such Shareholder's advisors and not on any statements or representations by Parent, Acquisition Sub, the Company or any of their respective agents.

       3.29 Securities Exemption Representations.

              (a) The Company and each of the Shareholders has substantial knowledge and experience in financial and business matters so that each of them is capable of evaluating the merits and risks of his, her or its investment in Parent, has the capacity to protect his, her or its own interests, and has a pre-existing business or close personal relationship with Parent and certain of its officers, directors or controlling persons. The Company and each of the Shareholders has had an opportunity to discuss Parent's management, business and financial condition with Parent's management. The Company and each of the Shareholders is an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act.

              (b) The Company is acquiring the ADSs for investment for its own account, and not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof other than any distribution of such ADSs to the Shareholders in connection with any dissolution of the Company following the Closing. The Company and each of the Shareholders understands that the ADSs to be issued hereunder have not been, nor will be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Company's and Shareholders' representations as expressed herein.

              (c) The Company and each of the Shareholders acknowledge that the ADSs constitute "restricted securities" within the meaning of the Securities Act and must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. The Company and each of the Shareholders are aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the securities, the availability of certain current public information about Parent, the resale occurring not less than one year after a party has acquired and given full consideration for the security to be acquired, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of securities being sold during any three-month period not exceeding specified limitations.

              (d) The Company and each of the Shareholders acknowledge that the ADSs may only be offered, sold, pledged or otherwise transferred pursuant to an effective registration statement under the Securities Act or an opinion of counsel satisfactory to Parent that registration under the Securities Act is not required.

       3.30 No Insolvency. The Company will not be rendered insolvent by the sale, transfer and assignment of the Acquired Assets pursuant to the terms of this Agreement.

       3.31 Shelf Registration Statement Information. The information supplied or to be supplied by the Company and, to the knowledge of each of the Shareholders, by or on behalf of any shareholder of the Company, for inclusion in the registration statement contemplated by the Registration Rights Agreement (as defined below) does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

       3.32 Representations Complete. None of the representations or warranties made in this Article III (as modified by the Disclosure Letter), nor any statement made in any Collateral Document, financial statement, document, schedule or certificate furnished by or on behalf of the Company heretofore pursuant to this Agreement contains or will contain at the Closing any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. To the knowledge of the Company and each of the Shareholders, there is no event, fact or condition that materially and adversely affects the Company, the Business or the Acquired Assets, or could reasonably be expected to do so, that has not been set forth in this Agreement or in the Disclosure Letter. The Company has delivered to Parent true and complete copies of each agreement, contract, commitment or other document that is referred to in the Disclosure Letter or that has been requested by Parent or its counsel. The Company and each of the Shareholders acknowledge that the results of any due diligence investigation or examination conducted by the Parent or any of its counsel or representatives shall not relieve the Company or any of the Shareholders of their obligations with respect to the representations and warranties made in this Agreement or reduce the rights of Parent or Acquisition Sub to pursue such remedies at law or hereunder as it would otherwise have in the absence of having conducted such investigation or examination.

                                   ARTICLE IV
          REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB

       Parent and Acquisition Sub represent and warrant to the Company as of the date hereof and as of the Closing Date, except as specifically set forth in the Disclosure Letter accompanying this Agreement (referring to the appropriate Section numbers) as follows:

       4.1 Organization. Parent is a public limited company duly organized and validly existing under the laws of the Republic of Ireland. Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Acquisition Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of Parent and Acquisition Sub to consummate the transactions contemplated hereby.

       4.2 Authority. Each of Parent and Acquisition Sub has all requisite corporate power and authority to enter into this Agreement and each of the Collateral Documents to which it is a party, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Collateral Documents to which it is a party by Parent and Acquisition Sub and the consummation of the transactions contemplated hereby and thereby by Parent and Acquisition Sub have been duly authorized by all necessary corporate action on the part of Parent and Acquisition Sub. This Agreement has been, and each of the Collateral Documents to which it is a party will be at the Closing, duly executed and delivered by Parent and Acquisition Sub and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, upon execution, will constitute valid and binding obligations of Parent and Acquisition Sub, enforceable against Parent and Acquisition Sub, as applicable, in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

       4.3 No Conflict. The execution and delivery of this Agreement and each of the Collateral Documents to which it is a party by Parent and Acquisition Sub does not, and, the consummation of the transactions contemplated hereby and thereby by Parent and Acquisition Sub will not, Conflict with (a) any provision of the Memorandum and Articles of Association of Parent or the Certificate of Incorporation or Bylaws of Acquisition Sub, (b) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which Parent or Acquisition Sub is subject or by which either is bound or (c) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Acquisition Sub or their properties or assets, except for such Conflicts as would not have a material adverse effect on the ability of Parent or Acquisition Sub to consummate the transactions contemplated by this Agreement and the Collateral Documents.

       4.4 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person, including a party to any agreement with Parent or Acquisition Sub (so as not to trigger any Conflict), is required by or with respect to Parent or Acquisition Sub in connection with the execution and delivery of this Agreement or any of the Collateral Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby by Parent and Acquisition Sub, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings (a) as may be required under applicable federal and state securities laws, (b) listing of the ADSs on the Nasdaq National Market or (b) which if not obtained or made, would not materially impair the ability of Parent or Acquisition Sub to consummate the transactions contemplated by this Agreement and the Collateral Documents.

       4.5 Valid Issuance of the ADSs. The Ordinary Shares to be issued by Parent pursuant to the Acquisition represented by the ADSs will be, at the Closing, duly authorized, validly issued and not subject to any call, preemptive or similar rights. Upon issuance of the ADSs pursuant to Article II, the right, title and interest to such ADSs (other than the Escrow Shares) will be transferred to the Company, free and clear of all Liens (other than any Liens imposed through the actions of the Company or any of the Shareholders).

       4.6 SEC Documents, Parent Financial Statements. Parent has furnished or made available to the Company a true and complete copy of (i) its annual report on Form 10-K, as amended, for the year ended December 31, 2000; and (ii) its definitive proxy statement in connection with its 2001 annual meeting of shareholders (together the "SEC DOCUMENTS"), which Parent filed under the Exchange Act, with the

Securities and Exchange Commission (the "SEC"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and the SEC Documents did not contain any untrue statement of a material fact or omit a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by subsequently filed documents with the SEC. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "PARENT FINANCIAL STATEMENTS") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States consistently applied (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent at the dates thereof and of its operations and cash flows for the periods then ended (subject in the case of unaudited financial statements, to normal audit adjustments). Since December 31, 2000, Parent has filed all forms, reports and documents with the SEC required to be filed by it pursuant to the U.S. federal securities laws and the rules and regulations of the SEC (collectively, "SECURITIES LAWS"), each of which complied as to form, at the time such form, document or report was filed, in all material respects with the applicable requirements of all Securities Laws, except for such failures to file or to comply with Securities Laws as are not, individually or in the aggregate, materially adverse to Parent.

       4.7 Brokers' Fees. Neither Parent nor Acquisition Sub have incurred, nor will they incur, directly or indirectly, any Liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                                    ARTICLE V
                          CONDUCT PRIOR TO THE CLOSING

       5.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of (i) the termination of this Agreement and (ii) the Closing, the Company agrees (except to the extent that Parent shall otherwise consent in writing) to carry on the Business in the normal and ordinary course, to pay the debts related thereto including Accounts Payable and similar obligations and Taxes when due, to use all commercially reasonable efforts to preserve intact the Business organization, keep available the services of the present Employees and preserve their relationships with suppliers and others having business dealings with it, all with the goal of preserving unimpaired the goodwill of the Company and the Acquired Assets and the Business at the Closing. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of business and any material event involving the Acquired Assets or the Business. Except as expressly contemplated by this Agreement or disclosed in Section 5.1 of the Disclosure Letter, the Company shall not, without the prior written consent of Parent (which consent shall not be unreasonably withheld):

              (a) Permit any of the events, facts or circumstances described in
Section 3.9 to occur;

              (b) Enter into any commitment or transaction involving, relating to or affecting the Acquired Assets or the Business not in the ordinary course of business;

              (c) Make any capital expenditures or commitments for capital expenditures for the acquisition of Inventory or other assets in excess of $5,000 to the extent that such capital expenditures or commitments for capital expenditures involves, relates to or affects the Acquired Assets or Business;

              (d) Transfer to any Person any rights to any of the Company Intellectual Property;

              (e) Enter into or amend any agreements pursuant to which any other Person is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Company produced in connection with the Business;

              (f) Amend or otherwise modify in any material respect (or agree to do so), or violate the terms of, any of the agreements, contracts, licenses, permits, leases, Employment Agreements, Intellectual Property Contracts or Environmental Permits set forth or described in the Disclosure Letter;

              (g) Commence or settle any litigation;

              (h) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor);

              (i) Except for the issuance of shares of the capital stock of the Company upon exercise or conversion of presently outstanding options for shares of the capital stock of the Company, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

              (j) Cause or permit any amendments to the Certificate of Incorporation or Bylaws of the Company;

              (k) The Company shall not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others;

              (l) Grant any severance or termination pay whether in cash, stock, equity securities, property or otherwise (i) to any director or officer or (ii) to any other Employee, except payments made pursuant to written agreements outstanding on the date hereof;

              (m) The Company shall not pay, discharge or satisfy any claim, Liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) of the Company other than the payment, discharge or satisfaction in the ordinary course of business of Liabilities reflected or reserved against in the Company Financial Statements (or the notes thereto) or expenses consistent with the provisions of this Agreement incurred in connection with any transaction contemplated and permitted hereby;

              (n) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof that includes assets that would constitute Acquired Assets, or otherwise acquire or agree to acquire any assets that would constitute Acquired Assets, other than in the ordinary course of business;

              (o) Sell, lease, license, grant any Lien on or otherwise dispose of or encumber any of the Acquired Assets, except for intercompany sale of Inventory in the ordinary course of business;

              (p) Adopt or amend any Employee Plan, International Employee Plan or Employment Agreement, or enter into any employment contract, extend employment offers, pay or agree to pay any special bonus or special remuneration to any Employee, or increase the salaries or wage rates of the Employees;

              (q) Revalue any of the Acquired Assets or assets or properties of the Business, except as expressly required by this Agreement;

              (r) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

              (s) Enter into any strategic alliance, development or joint marketing agreement involving, relating to or affecting the Acquired Assets or the Business;

              (t) Fail to comply in all material respects with any laws, rules or regulations applicable to the Acquired Assets or the Business; or

              (u) Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (t) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder or under the Collateral Documents.

       5.2 No Solicitation. Until the earlier of (i) the Closing and (ii) the date of termination of this Agreement pursuant to the provisions of Section 9.1 hereof, neither the Company nor any of the Shareholders will (nor will the Company permit any of the Company's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent, Acquisition Sub and their designees: (a) solicit, encourage, conduct discussions with or engage in negotiations with any Person, other than Parent or Acquisition Sub, relating to the possible acquisition of all or any part of the Acquired Assets or the Business (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of the capital stock or assets of the Company (other than any of the Excluded Assets); (b) provide information with respect to it to any Person, other than Parent or Acquisition Sub, relating to the possible acquisition of the Acquired Assets or the Business or any material portion of the capital stock or assets of the Company; (c) enter into an agreement with any Person, other than Parent and Acquisition Sub, providing for the possible sale of all or any part of the Acquired Assets or the Business (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of the capital stock or assets of the Company; or (d) make or authorize any statement, recommendation or solicitation in support of any possible sale of all or any part of the Acquired Assets or the Business or any material portion of the capital stock or assets of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) to any Person, other than by Parent or Acquisition Sub. In addition to the foregoing, if any of the Shareholders or the Company receive prior to the Closing or the termination of this Agreement any offer or proposal relating to any of the above, the relevant Shareholder or the Company, as the case may be, shall promptly notify Parent and Acquisition Sub thereof, including information as to the identity of the offeror or the Person making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

       6.1 Access to Information. Subject to any applicable contractual confidentiality obligations (which the Company shall use all commercially reasonable efforts to cause to be waived), the Company and the Shareholders shall afford the Parent, Acquisition Sub and their accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to (a) all of the Company's properties, employees, books, contracts, agreements and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as the Parent or the Acquisition Sub may reasonably request for the purpose of conducting a due diligence review of the Business and the Acquired Assets. No information or knowledge obtained in any investigation pursuant to this Section 6.1 shall affect or be deemed to modify any representation or warranty contained herein.

       6.2 Confidentiality. Each of the parties hereto hereby agrees to and reaffirms the provisions of the Letter of Intent between the Company and the Parent dated June 4, 2001 insofar as they pertain to any agreement between the parties regarding confidentiality and nondisclosure.

       6.3 Public Disclosure. Unless otherwise required by law (including, without limitation, securities laws) or by the rules and regulations of the National Association of Securities Dealers, Inc., prior to the Closing, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any Party hereto unless approved by Parent and the Company prior to release; provided that such approval shall not be unreasonably withheld.

       6.4 Consents. The Company shall use its best efforts to obtain the consents, waivers and approvals under any of the agreements, leases, licenses, permits, Contracts or other instruments as may be required in connection with the Acquisition so as to assign to Acquisition Sub and Parent all rights of the Company to the Acquired Assets and the Business including, without limitation, the consent of each landlord of the Leased Real Property to the consummation of the transaction and the assumption by the Acquisition Sub or Parent of the obligations under such leases. The Company agrees to pay all fees and costs necessary to obtain the foregoing consents, waivers and approvals.

       6.5 Commercially Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the Parties hereto shall use all commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the Parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or any of Parent's subsidiaries or Affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or Affiliates including, without limitation, the Business or any of the Acquired Assets, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and capital stock.

       6.6 Notification of Certain Matters. The Parties shall give prompt notice to each other, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Shareholders, the Company, Parent or Acquisition Sub, respectively, contained in this Agreement to be materially untrue or inaccurate at or prior to the Closing except as contemplated by this Agreement (including the Disclosure Letter) and (ii) any failure of any of the Shareholders, the Company or Parent or Acquisition Sub, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by him or it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.6 shall not limit or otherwise affect any remedies available to the party receiving such notice.

       6.7 Bulk Transfer Laws. The Company will comply with the provisions of all applicable bulk transfer laws in connection with the Acquisition.

       6.8 Employee Matters.

              (a) Selection of Employees. It is the intention of Parent or Acquisition Sub, in its sole discretion, to make an offer of employment only to Douglas Lyons and to no other Company Employees. Parent or Acquisition Sub shall not assume any Liability related to the employment or termination of employment for any Company Employees to whom offers of employment are not extended. Douglas Lyons shall, as a condition precedent to employment with Acquisition Sub or Parent, execute a Non Competition Agreement, substantially in the form attached hereto as Exhibit E. The Company hereby waives, releases and discharges Douglas Lyons, if he accepts employment from Parent or Acquisition Sub, from any and all non competition, confidentiality or employment restrictions, obligations or agreements entered into between Douglas Lyons and the Company or any Affiliate.

              (b) COBRA Continuation Coverage. Company agrees and acknowledges that the selling group (as defined in Treasury Regulation Section 54.4980B-9, Q&A-3(a)) of which it is a part (the "SELLING GROUP") will continue to offer a group health plan to employees after the Closing Date and, accordingly, that Company and the Selling Group shall be solely responsible for providing continuation coverage under COBRA to those individuals who are M&A qualified beneficiaries (as defined in Treasury Regulation Section 54.4980B-9, Q&A-4(a)) with respect to the transactions contemplated by this Agreement (collectively, the "M&A QUALIFIED BENEFICIARIES"). Company shall indemnify, defend and hold harmless Parent for, from and against any and all claims, liabilities, losses, costs and expenses (including attorney's fees) relating to, arising out of, or resulting from any and all COBRA obligations, liabilities and claims related to M&A Qualified Beneficiaries and all other qualified beneficiaries (as defined in Code Section 4980B(g)(1)) with respect to Company's group health plans. Company further agrees and acknowledges that in the event that the Selling Group ceases to provide any group health plan to any employee prior to the expiration of the continuation coverage period for all M&A Qualified Beneficiaries (pursuant to Treasury Regulation Section 54.4980B-9, Q&A-8(c)), Company shall provide Parent with (i) written notice of such cessation as far in advance of such cessation as is reasonably practicable (and, in any event, at least thirty (30) days prior to such cessation), and (ii) all information necessary or appropriate for Parent to offer continuation coverage to such M&A Qualified Beneficiaries.

              (c) No Third Party Beneficiary Rights. Notwithstanding anything contained herein to the contrary, no provision in this Section 6.8 shall create any third party beneficiary or other rights to any Employee (including any beneficiary or dependent thereof) in respect of continued employment (or resumed employment) with the Company, Parent, Acquisition Sub or any of their Affiliates, and no provision in this Section 6.8 shall create any rights in any such Person in respect of any benefits that may be provided, directly or indirectly, under any Employee Plan or arrangement established by Parent, Acquisition Sub or their Affiliates. No provision of this Agreement shall constitute a limitation on the rights of Parent, Acquisition Sub or their Affiliates to amend, modify or terminate after the Closing Date any such plans or arrangements.

       6.9 Use of Business Name. After the Closing, neither the Company, nor the Shareholders will use or do business or allow any Affiliate to use or do business, or assist any third party in using or doing business, under the names and markets "IMPAXselling.com" (or any other name confusingly similar to such names and marks) provided, however, that SmartForce may only use the name "IMPAXselling.com" in connection with E-Learning activities.

       6.10 Treatment as Reorganization. It is intended by the parties hereto that the transactions contemplated hereby shall qualify as a "reorganization" within the meaning of Section 368(a)(1)(C) of the Code. Neither Parent nor the Company shall take any action prior to or following the Closing that is inconsistent with the characterization of the transactions contemplated hereby, or would otherwise cause the transactions contemplated hereby to fail to qualify as, a "reorganization" within the meaning of Section 368(a)(1)(C) of the Code. Parent and the Company shall report the transactions contemplated hereby as a "reorganization" within the meaning of Section 368(a)(1)(C) of the Code for all purposes, except as otherwise required by an applicable taxing authority.

       6.11 Liquidation of the Company.

              (a) As soon as practicable following the Closing, the Company shall (i) file a Certificate of Dissolution (the "CERTIFICATE OF DISSOLUTION") with the Secretary of State of Delaware pursuant to Delaware Law, and (ii) enter into the Agreement and Declaration of Trust, in a form to be mutually approved by the Parties prior to the Closing (the "LIQUIDATING TRUST AGREEMENT"), for the benefit of the shareholders of the Company, which Liquidating Trust Agreement may designate one or more of the Company's directors as initial trustees thereunder, and may designate one or more of the other directors of the Company as initial members of the advisory committee thereunder, and permitting the engagement of such individuals and entities as they may select to provide such services as may be necessary or useful to effect the orderly liquidation of the Company, the fulfillment of its obligations hereunder and the maximization of earnout entitlements and (iii) transfer to the trust established under the Liquidating Trust Agreement (the "TRUST") all of the assets and liabilities of the Company (including, without limitation, the ADSs issued to the Company pursuant hereto and all of the Company's rights under this Agreement and the Escrow Agreement). Following the filing of the Certificate of Dissolution, the Company shall not carry on the business for which it was established or any other business (including, without limitation, the Business), except as may be necessary or incidental to the winding up of its affairs.

              (b) The Company or the Trust, as the case may be, shall, pursuant to Delaware Law, (i) pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to the Company, (ii) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made or known to the Company or that have not arisen but that, based upon facts known to the Company, are likely to arise or to become known to the Company prior to the expiration of applicable statutes of limitation. Such claims shall be paid in full and any such provision for payment made shall be made in full if there are sufficient funds or other assets. If there are insufficient funds or other assets, such claims and obligations shall be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of funds legally available therefor. After paying the Company's debts, or making provision therefor, in accordance with the foregoing, and in any event within ten (10) months of the filing of the Certificate of Dissolution pursuant hereto, the Company shall distribute all of the remaining assets and properties of the Company to its shareholders or to the Trust in complete cancellation of all of the issued and outstanding capital stock of the Company.

       6.12 Company Customers. The parties hereto acknowledge that neither Parent nor Acquisition Sub shall assume the rights or obligations of the Company under any Customer Contracts. Notwithstanding the foregoing, Parent and/or Acquisition Sub shall be entitled to enter into new relationships with such Customers on terms acceptable to Parent and/or Acquisition Sub. Following the Closing, the Liquidating Trust or its designee shall be entitled to perform the obligations under the Docent Agreement and the Customer Contracts.

       6.13 Non-Solicitation of Impax Corporation Employees. During the period beginning on the Closing Date and ending on the one (1) year anniversary thereof, neither the Parent nor the Acquisition Sub shall:

              (a) solicit, encourage, or take any other action which is intended to induce any existing employee contractor or consultant of Impax Corporation to terminate employment with Impax Corporation; or

              (b) interfere in any manner with the contractual or employment relationship between Impax Corporation and any employee of Impax Corporation.

       6.14 Payment to The Dak Group, Ltd.. Following the Closing, the Company shall satisfy its payment obligation under its representative agreement with The Dak Group, Ltd. using cash or assets available following the Closing.

       6.15 Taxation. The Company shall file its 2000 tax return on August 15, 2001 or shall obtain a further extension to file such return and shall then timely file such return.

                                   ARTICLE VII
                        CONDITIONS TO OBLIGATION TO CLOSE

       7.1 Conditions to Obligations of each of the Parties. The respective obligations of each Party to this Agreement to consummate the Acquisition shall be subject to the satisfaction at or prior to the Closing of the following conditions:

              (a) No Injunctions or Restrains on the Conduct of the Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging the Acquisition shall be in effect nor shall any proceeding brought by a Governmental Entity, seeking the foregoing be pending.

              (b) Applicable Law. No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Acquisition.

              (c) No Proceedings. No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Acquisition shall have been instituted by any third party before any court, arbitrator or governmental body, agency or official and be pending.

       7.2 Additional Conditions to Obligation of the Parent and Acquisition Sub. The obligations of Parent and Acquisition Sub to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions, any of which may be waived in writing exclusively by Parent and Acquisition Sub:

              (a) Representations and Warranties; Covenants. The representations and warranties of the Company and the Shareholders contained in this Agreement shall have been true and correct in all respects as of the date of this Agreement. In addition, the representations and warranties of the Company and the Shareholders contained in this Agreement shall be true and correct in all respects on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Closing Date, except in such cases where the failure to be so true and correct would not have a Material Adverse Effect on the Company, the Business or the Acquired Assets. Parent and Acquisition Sub shall have received a certificate with respect to the foregoing signed on behalf of the Company by the President and Chief Financial Officer of the Company and by each of the Shareholders.

              (b) Agreements and Covenants. The Company and each of the Shareholders shall have performed and complied (which performance or compliance shall be subject to the Company's and the Shareholders' ability to cure as provided in Section 9.1(d) below) in all material respects with all agreements and covenants required by this Agreement to be performed and complied with by it or him on or prior to the Closing Date, and Parent and Acquisition Sub shall have received a certificate with respect to the foregoing signed on behalf of the Company by the President and Chief Financial Officer of the Company and by each of the Shareholders.

              (c) Consents and Approvals. The Company shall have furnished evidence to Parent satisfactory, in its sole discretion, that all of the third party consents, approvals and waivers referenced in Sections 3.5, 3.6 and 6.4 have been obtained.

              (d) Unanimous Approval of Shareholders. The Company shall have received the unanimous approval of its shareholders and shall have provided Parent evidence, reasonably acceptable to Parent, of such unanimous approval.

              (e) No Litigation. No action, suit, or proceeding shall be pending or threatened before any Governmental Entity wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or any of the Collateral Documents, (B) cause any of the transactions contemplated by this Agreement or any of the Collateral Documents to be rescinded following consummation, or (C) materially affect in an adverse manner the right of Acquisition Sub to own the Acquired Assets, and to operate the Business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

              (f) No Material Adverse Effect. No event, occurrence, fact, condition, change, development or effect shall have occurred, exist or come to exist that, individually or in the aggregate, has constituted or resulted in, or could reasonably be expected to constitute or result in, a Material Adverse Effect on the Company, the Business or the Acquired Assets.

              (g) Assignment and Assumption Agreement. The Company shall have entered into an Assignment and Assumption Agreement, substantially in the form set forth in Exhibit F attached hereto (the "ASSIGNMENT AND ASSUMPTION AGREEMENT").

              (h) Bill of Sale. The Company shall have executed a Bill of Sale, substantially in the form set forth in Exhibit G attached hereto (the "BILL OF SALE").

              (i) Intentionally Blank.

              (j) Intentionally Blank.

              (k) Copies of Company Products and Related Documentation. The Company shall have delivered (i) one copy, in "gold master" magnetic or optical disk format, of the latest version of each Company Product that has been released by the Company in electronic form as well as camera-ready copies of any related documentation, (ii) one camera-ready master copy of any Company Product that has not been released in electronic form and (iii) one copy of all packaging, advertising, marketing and promotional artwork and materials in the possession of Company, or any advertising agency or similar contractor acting for Company relating to the versions of the Company Products that are currently being licensed by Company, all in camera ready form.

              (l) Registration Rights Agreement. The Company shall have entered into a Registration Rights Agreement with the Parent, substantially in the form set forth in Exhibit H attached hereto (the "REGISTRATION RIGHTS AGREEMENT").

              (m) Escrow Agreement. The Company and each of the Shareholders shall have entered into an Escrow Agreement with the Parent and Acquisition Sub, substantially in the form set forth in Exhibit I attached hereto (the "ESCROW AGREEMENT").

              (n) Employment of Doug Lyons. Doug Lyons shall have resigned from the Company and shall have accepted Parent's offer of employment.

              (o) Transaction Exempt. The offer and issuance of the ADSs pursuant to this Agreement shall be exempt from the registration requirements of
Section 5 of the Securities Act.

              (p) Legal Opinion of Company's Counsel. Parent and Acquisition Sub shall have received from counsel to the Company an opinion, in the form set forth in Exhibit J attached hereto, addressed to Parent and Acquisition Sub, and dated as of the Closing Date.

              (q) Noncompetition Agreements. Each of the Shareholders and Parent shall have entered into a Noncompetition Agreement, substantially in the form set forth in Exhibit E attached hereto (the "NONCOMPETITION AGREEMENTS").

              (r) License Agreement. Impax Corporation shall have entered into the License Agreement with Parent, substantially in the form set forth in Exhibit D attached hereto.

              (s) Reseller Agreement. Impax Corporation shall have entered into a Reseller Agreement with Parent or Acquisition Sub, substantially in the form set forth as Exhibit K attached hereto (the "RESELLER AGREEMENT").

              (t) Shareholders Agreement. Each of the shareholders of the Company shall have entered into a Shareholders Agreement with Parent and Acquisition Sub, substantially in the form set forth as Exhibit L attached hereto (the "SHAREHOLDERS AGREEMENT").

       7.3 Additional Conditions to Obligation of the Company and the Shareholders. The obligation of the Company and the Shareholders to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions, any of which may be waived in writing exclusively by the Company:

              (a) Representations and Warranties; Covenants. The representations and warranties of Parent and Acquisition Sub contained in this Agreement shall have been true and correct in all respects as of the date of this Agreement. In addition, the representations and warranties of Parent and Acquisition Sub contained in this Agreement shall be true and correct in all respects on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Closing Date, except in such cases where the failure to be so true and correct would not have a material adverse effect on Parent. The Company and the Shareholders shall have received a certificate with respect to the foregoing signed on behalf of each of Parent and Acquisition Sub by the respective Presidents and Chief Financial Officers of Parent and Acquisition Sub.

              (b) Agreements and Covenants. Parent and Acquisition Sub shall have performed and complied (which performance or compliance shall be subject to Parent's and Acquisition Sub's ability to cure as provided in Section 9.1(d) below) in all material respects with all agreements and covenants required by this Agreement to be performed and complied with by it on or prior to the Closing Date, and the Company and the Shareholders shall have received a certificate with respect to the foregoing signed on behalf of each of Parent and Acquisition Sub by the respective Presidents and Chief Financial Officers of Parent and Acquisition Sub.

              (c) No Litigation. No action, suit, or proceeding shall be pending before any Governmental Entity wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or Collateral Documents or (ii) cause any of the transactions contemplated by this Agreement or Collateral Documents to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

              (d) Assignment and Assumption Agreement. Acquisition Sub shall have entered into the Assignment and Assumption Agreement with the Company.

              (e) Registration Rights Agreement. Parent shall have entered into the Registration Rights Agreement with the Company.

              (f) Escrow Agreement. Parent shall have entered into the Escrow Agreement with the Company and the Shareholders.

              (g) License Agreement. Parent shall have entered into the License Agreement with Impax Corporation.

              (h) Reseller Agreement . Parent shall have entered into the Reseller Agreement with Impax Corporation.

              (i) Shareholders Agreement. Parent and Acquisition Sub shall have entered into the Shareholders Agreement with the shareholders of the Company.

                                  ARTICLE VIII
          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW; INDEMNITY

       8.1 Survival of Representations and Warranties. All of the representations, warranties and covenants in this Agreement, the Collateral Documents or in any certificate delivered pursuant to this Agreement or any of the Collateral Documents shall survive the Acquisition and continue for a period ending on the two (2) year anniversary of the Closing Date (the "EXPIRATION DATE").

       8.2 Agreement to Indemnify. The Company and each of the Shareholders, jointly and severally, agree to indemnify and hold Parent, Acquisition Sub and each of their respective Affiliates, officers, directors, employees and shareholders (collectively, the "INDEMNITEES") harmless from and against and pay or reimburse the Indemnitees for any and all losses, claims, damages, costs, expenses or other liabilities (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims) (including reasonable attorneys' fees and expenses incurred in the investigation or defense of any of the same or in asserting any of their respective rights hereunder) (collectively, "DAMAGES") resulting from or arising out of (i) any breach of or inaccuracy in any representations and warranties of each of the Shareholders or the Company set forth in this Agreement, the Disclosure Letter, any of the Collateral Documents or in any other certificate delivered by or on behalf of the Company or the Shareholders pursuant to this Agreement or the Collateral Documents, (ii) any breach or default by the Company or any of the Shareholders of any covenant, obligation or other agreement of the Company set forth in this Agreement, the Disclosure Letter, any of the Collateral Documents or any other certificate delivered by or on behalf of the Company pursuant to this Agreement or the Collateral Documents; (iii) any Liability relating to, arising out of, or resulting from the participation, sponsorship or maintenance of any or all Employee Plans of the Company or any ERISA Affiliate and (iv) any of the Retained Liabilities (each, an "COMPANY INDEMNIFIABLE CLAIM"). The indemnification provided in (x) clauses (i) and (ii) of this Section 8.2 shall survive the Acquisition until the two (2) year anniversary of the Closing Date and (y) the indemnification provided in clauses (iii) and (iv) of this Section
8.2 shall survive the Acquisition, without limitation (each of (x) and (y), an "INDEMNITY TERMINATION DATE"). For purposes of this Agreement, (i) "INDEMNIFYING PARTIES" shall mean the Company, the Shareholders and each of the other shareholders of the Company ("NON-MANAGEMENT SHAREHOLDERS") pursuant to the Shareholders Agreement and (ii) "INDEMNIFIABLE CLAIM" shall mean any Company Indemnifiable Claim under this Section 8.2 or any Shareholder Indemnifiable Claim (as defined in the Shareholders Agreement) under Section 3 of the Shareholders Agreement.

       8.3 Escrow Arrangements; Limits of Liability.

              (a) As partial security for the obligations of the Indemnifying Parties pursuant to this Article VIII and the Shareholders Agreement, the Escrow Amount shall be deposited with Wells Fargo Bank, N.A., as escrow agent (the "ESCROW AGENT"), and shall be controlled pursuant to the terms of the Escrow Agreement. The liability of the Indemnifying Parties for Damages pursuant to this Article VIII, the Shareholders Agreement or otherwise shall not be limited to or by the Escrow Amount. Notwithstanding anything contained in this Agreement to the contrary, the remedies contained herein shall not be exclusive and Parent or Acquisition Sub shall be entitled to exercise any remedies available to them under applicable law with respect to any Indemnifiable Claim including, without limitation, all remedies in equity (including specific performance).

              (b) No indemnification shall be required to be made by the Indemnifying Parties pursuant to Section 8.2 until the aggregate amount of the Indemnitees' Damages which the Indemnitees would recover under such sections but for this Section 8.3, exceeds $92,394, after which such Indemnitees shall be entitled to recover for Damages in excess of $50,000.

              (c) The maximum aggregate amount which the Indemnitees may recover pursuant to the indemnity set forth in Section 8.2 of this Agreement, the Escrow Agreement or Section 3 of the Shareholders Agreement shall be limited to the Purchase Price (the "INDEMNIFICATION CAP"); provided, however, that the Indemnification Cap shall not apply to any claims or payments made with respect to (A) any Retained Liabilities, (B) fraud or fraudulent misrepresentation with respect to representations and warranties contained in this Agreement or any of the Collateral Documents or (C) knowing, intentional or willful breaches by the Company or any of the Shareholders contained in this Agreement or any of the Collateral Agreements; provided, further, however, (x) Indemnitees may not recover against the Company or any of the Shareholders, individually, in excess of 80% of the Purchase Price and (y) Indemnitees may not recover against any of the Non-Management Shareholders, individually, in excess of the pro rata portion of the Purchase Price to be set forth opposite such Person's name on Annex II attached to the Shareholders Agreement which Annex II shall be completed to the satisfaction of the Indemnitees prior to the Closing.

              (d) In the event that any Indemnifying Party is required to make any payments to any Indemnitee under Section 8.2 of this Agreement, the Escrow Agreement or Section 3 of the Shareholders Agreement with respect to any Indemnifiable Claim for Damages, Parent may, in its sole discretion, elect to have such Indemnifiable Claim set off against any amounts payable or to become payable to the Company as Additional Purchase Price pursuant to Section 2.3 above.

       8.4 Survival of Indemnity; Indemnification Procedures; Time Limits.

              (a) The indemnification obligations of the Indemnifying Parties pursuant to Section 8.2 of this Agreement or Section 3 of the Shareholders Agreement shall apply only to those claims for indemnification as to which Parent has given written notice thereof on behalf of an Indemnitee, specifying the alleged claims in reasonable detail (the "OFFICER'S CERTIFICATE"), to each of the Company and the Securityholder Agent (as defined in the Shareholders Agreement) on or prior to the applicable Indemnity Termination Date; provided that the foregoing shall not limit the liability of any Indemnifying Parties for Damages resulting from an Indemnifiable Claim incurred by any Indemnitees after the applicable Indemnity Termination Date as long as such Indemnitees in good faith have made proper claims in accordance with the terms of this Agreement prior to the applicable Indemnity Termination Date in respect of such Damages; and provided further that only the representation or warranty giving rise to such Indemnifiable Claim shall survive the applicable Indemnity Termination Date and only with respect to the specific state of facts or circumstances giving rise to such Indemnifiable Claim as set forth in the notice given pursuant to this Section 8.4 and only until such Indemnifiable Claim is finally determined or settled. The Parties agree that the indemnification procedures set forth in
(i) clauses (b), (c), (d) and (e) of this Section 8.4 below shall apply to all claims for Damages resulting from any Indemnifiable Claim pursuant to Section
8.2 of this Agreement or Section 3 of the Shareholders Agreement and (ii) in addition, the provisions contained in the Escrow Agreement shall apply to any claims for Damages resulting from any Indemnifiable Claims pursuant to Section
8.2 of this Agreement or Section 3 of the Shareholders Agreement which Parent elects to be satisfied out of the Escrow. Notwithstanding anything contained herein to the contrary, to the extent that Parent elects to have any Indemnifiable Claim pursuant to Section 8.2 of this Agreement or Section 3 of the Shareholders Agreement be satisfied out of the Escrow, the Officer's Certificate delivered hereunder must be so delivered in accordance with Section 4 of the Escrow Agreement.

              (b) If Parent shall deliver an Officer's Certificate in accordance with this Article VIII on behalf of an Indemnitee, within thirty (30) days after receipt of the Officer's Certificate, subject to the provisions of Section 8.4(c) hereof and the other limitations set forth in this Article VIII or the Escrow Agreement, at Parent's election, either (i) the Indemnifying Parties shall deliver to such Indemnitees an amount equal to such Damages in readily payable funds of the United States when such Officer's Certificate is delivered in accordance with Section 8.4(c) hereof or (ii) the Escrow Agent shall transfer, deliver and assign to David Drummond, as Trustee under the Trust Agreement, such number of Escrow Shares (rounded down to the nearest whole share) as is equal to the number resulting from dividing the amount of such Damages by an amount equal to the per share closing price of ADSs as reported on the Nasdaq National Market on the Closing Date, when such Officer's Certificate is delivered in accordance with the Escrow Agreement. To the extent that Parent elects to have any Indemnifiable Claim be satisfied out of the Escrow, the Officer's Certificate shall also be delivered to the Escrow Agent in the manner specified in the Escrow Agreement.

              (c) For a period of thirty (30) calendar days after the receipt of such Officer's Certificate by the Company and the Securityholder Agent, the Company and the Securityholder Agent shall be entitled to review the Officer's Certificate and the basis of the Indemnifiable Claim. If the Company and the Securityholder Agent desire to dispute the Indemnifiable Claim or the Damages set forth in the Officer's Certificate, the Company and the Securityholder Agent may do so by providing written notice of such dispute to Parent and the Indemnitee prior to the expiration of such thirty (30) day period, with the basis for such dispute set forth in reasonable detail (the "DISPUTE NOTICE").

              (d) If, within thirty (30) calendar days after the receipt of such Officer's Certificate by the Company and the Securityholder Agent, Parent and the Indemnitee receive a Dispute Notice from the Company and the Securityholder Agent, the Company, the Securityholder Agent) and the Indemnitee shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. In the event of resolution of such dispute, the Company, the Securityholder Agent, Parent and the Indemnitee shall collectively execute a memorandum setting forth such resolution and, if applicable, the amount of any damages payable to the Indemnitee or the Trustee, as applicable. To the extent that Parent elects to have any Indemnifiable Claim be satisfied out of the Escrow, such memorandum shall also be furnished to the Escrow Agent. If the Company, the Securityholder Agent, Parent and the Indemnitee are unable to resolve such dispute within twenty (20) calendar days from Parent's and Indemnitee's receipt of the Dispute Notice, then the Company and the Securityholder Agent, on the one hand, or the Parent and Indemnitee, on the other, may demand, by written notice to the other, that such issue shall be settled by binding arbitration held in San Mateo, California (an "ARBITRATION DEMAND") or such other venue mutually agreed to by the Indemnifying Parties and Parent. All claims shall be settled by three arbitrators in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "ARBITRATION RULES"). The Company and the Securityholder Agent, on the one hand, and Parent, on the other, shall each designate one (1) arbitrator within thirty (30) calendar days after the delivery of the Arbitration Demand. Such two (2) designated arbitrators shall then mutually agree upon and designate a third arbitrator. The final decision of a majority of the three arbitrators shall be furnished to the Company, the Securityholder Agent, Parent, the Indemnitee and the Escrow Agent (to the extent applicable) and shall constitute a conclusive determination of the issue in question, binding upon all parties and shall not be contested by any of them. The non-prevailing party shall bear all of the fees and costs associated with any arbitration hereunder and shall reimburse the prevailing party for all of its reasonable attorney's fees incurred in connection with any arbitration hereunder. The amount of the reasonable attorney's fees to be awarded to the prevailing party in any arbitration hereunder shall be determined by the arbitrators.

              (e) In the event any Indemnitee becomes aware of a third-party claim which such Indemnitee believes may result in an Indemnifiable Claim, Parent and/or such Indemnitee shall notify the Company and the Securityholder Agent of such claim, and, provided that the Company and the Securityholder Agent acknowledge that such claim is an Indemnifiable Claim, the Company and the Securityholder Agent shall be entitled, at the their own expense, to participate in any defense of such claim. The Indemnitee shall have the right to compromise or settle any claim against it at any time; provided, however, that except with the consent of each of the Company and the Securityholder Agent, no settlement of any such claim with third party claimants shall be determinative of the validity and quantum of any Indemnifiable Claims. In the event that each of the Company and the Securityholder Agent have consented to any such settlement, neither the Company, the Securityholder Agent nor any Indemnifying Party shall have the power or authority to object under any provision of this Article VIII or the Escrow Agreement to the amount of any claim by an Indemnitee with respect to such settlement.

                                   ARTICLE IX
                                   TERMINATION

       9.1 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing as provided below:

              (a) the Parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

              (b) either Parent or the Company may terminate this Agreement by giving written notice to the other Party if: (i) the Closing has not occurred by September 28, 2001 (provided that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Closing Date to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Acquisition; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Acquisition by any Governmental Entity that would make consummation of the Acquisition illegal;

              (c) Parent or Acquisition Sub may terminate this Agreement by giving written notice to the Company at any time prior to the Closing if neither Parent nor Acquisition Sub is in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company or any of the Shareholders and as a result of such breach the condition set forth in
Section 7.2(a) or 7.2(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by the Company or any of the Shareholders within fifteen (15) days through the exercise of its commercially reasonable efforts, then for so long as the Company or Shareholders continue to exercise such commercially reasonable efforts Parent and Acquisition Sub may not terminate this Agreement under this Section 9.1 unless such breach has not been cured within fifteen (15) days (but no cure period shall be required for a breach which by its nature cannot be cured);

              (d) the Company may terminate this Agreement by giving written notice to the Parent and Acquisition Sub at any time prior to the Closing if the Company and the Shareholders are not in material breach of their respective obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Acquisition Sub and as a result of such breach the condition set forth in Section 7.3(a) or 7.3(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by Parent or Acquisition Sub within fifteen (15) days through the exercise of its commercially reasonable efforts, then for so long as Parent or Acquisition Sub continues to exercise such commercially reasonable efforts the Company may not terminate this Agreement under this Section 9.1 unless such breach has not been cured within fifteen (15) days (but no cure period shall be required for a breach which by its nature cannot be cured); or

              (e) Parent or Acquisition Sub may terminate this Agreement at any time, if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Acquisition by any Governmental Entity, which would: (i) prohibit Acquisition Sub's ownership or operation of all or any material portion of the Business or the Acquired Assets, or (ii) compel the Parent or Acquisition Sub to dispose of or hold separate all or a material portion of the Business or the Acquired Assets or other businesses or assets of the Parent or Acquisition Sub as a result of the Acquisition.

       9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and, there shall be no liability or obligation on the part of Parent, Acquisition Sub, the Shareholders or the Company, or their respective officers, directors or shareholders; provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 5.2, 6.1, 6.2, 6.3, and 10.10 and Article VIII of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

                                    ARTICLE X
                                  MISCELLANEOUS

       10.1 No Third-Party Beneficiaries. Except as expressly provided in this Agreement, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

       10.2 Entire Agreement. This Agreement (including the Disclosure Letter and other documents referred to herein) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

       10.3 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder by operation of law or otherwise without the prior written approval of each other Party; provided, however, that Parent or Acquisition Sub may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Parent and Acquisition Sub nonetheless shall remain responsible for the performance of all of its obligations hereunder).

       10.4 Counterparts. This Agreement may be executed, including by facsimile signature, in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

       10.5 Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

       10.6 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if it is sent by hand or delivered by overnight courier, freight prepaid or sent via facsimile (with acknowledgement of complete transmission), and addressed to the intended recipient as set forth below:

       If to the Company:               IMPAXselling.com

                                        One Turkey Hill Road South

                                        Westport, CT  06880
                                        Attention: David Matlow
                                        Telephone:  _____________
                                        Facsimile:  _____________

       With a Copy to:                  Jacobson, Mermelstein & Squire, LLP
                                        52 Vanderbilt Ave., 14th Floor
                                        NY, NY 10017
                                        Attn: Leon I. Jacobson
                                        Telephone: 212-697-1420 Ext 1
                                        Facsimile: 212-697-1427

       If to the Parent or
       Acquisition Sub:                 SmartForce PLC
                                        900 Chesapeake Drive
                                        Redwood City, CA  94063
                                        Attn:  Chief Financial Officer
                                        Telephone:  (650) 817-5900
                                        Facsimile:  (650) 868-8518

       With a Copy to:                  Wilson Sonsini Goodrich & Rosati
                                        Professional Corporation
                                        650 Page Mill Road
                                        Attn:  Steven V. Bernard, Esq.
                                        Telephone:  (650) 493-9300
                                        Facsimile:  (650) 461-5375

       Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth. Each such notice or other communication shall for all purposes of this Agreement be treated as effective when received, and shall in any event be deemed to have been received (i) when delivered, if delivered personally or sent by telecopy and confirmed in writing or (ii) four (4) business days after the business day of deposit with overnight courier, addressed and shipped as aforesaid.

       10.7 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware.

       10.8 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Parent, Acquisition Sub, the Shareholders and the Company. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

       10.9 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

       10.10 Expenses. Whether or not the Acquisition is consummated, all fees and expenses incurred in connection with the Acquisition including, without limitation, all legal, accounting, financial advisory, consulting, brokers, finders and all other fees and expenses of third parties ("EXPENSES") incurred by Parent or Acquisition Sub in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the Collateral Documents and the transactions contemplated hereby and thereby, shall be the obligation of Parent and all Expenses incurred by the Company or any of the Shareholders in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the Collateral Documents and the transactions contemplated hereby and thereby, shall be the joint and several obligation of the Shareholders.

       10.11 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean "including without limitation." The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, which is legally binding. Words using the singular or plural number also include the plural or singular number, respectively.

       10.12 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

       10.13 Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10.15 below), in addition to any other remedy to which it may be entitled, at law or in equity.

       10.14 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

       10.15 Submission to Jurisdiction. Each of the Parties irrevocably consents to the exclusive jurisdiction and venue of any state or federal court sitting in San Mateo County, California, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

       10.16 Share Legends. In addition to any share legends required under the Deposit Agreement, all American Depositary Receipts representing any of the ADSs to be issued pursuant to this Agreement shall have endorsed thereon a restrictive legend substantially as follows:

              (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

              (b) Any legend required to be placed thereon by applicable blue sky laws of any state.

              (c) "THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND MAY NOT BE EXCHANGED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH AND SUBJECT TO ALL OF THE TERMS AND CONDITIONS OF THAT CERTAIN REGISTRATION RIGHTS AGREEMENT DATED AS OF [AUGUST__, 2001] BY AND BETWEEN SMARTFORCE PLC AND IMPAXSELLING.COM, A COPY OF WHICH SMARTFORCE WILL FURNISH TO THE HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE."

       10.17 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

       IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                                        SMARTFORCE PLC


                                        By: /s/ David Drummond
                                           -------------------------------------
                                        Name: David Drummond
                                        Title: Vice President, Finance and Chief
                                               Financial Officer

                                        IMPAX ACQUISITION CORP.


                                        By: /s/ David Drummond
                                           -------------------------------------
                                        Name: David Drummond
                                        Title: Chief Financial Officer

                                        IMPAXSELLING.COM, LTD.


                                        By: /s/ David S. Matlow
                                           -------------------------------------
                                           Name: David S. Matlow
                                           Title: CEO

                                        SHAREHOLDERS:


                                        By: /s/ David S. Matlow
                                           -------------------------------------
                                           David Matlow, an individual


                                        By: /s/ Douglas B. Lyons
                                           -------------------------------------
                                           Douglas Lyons, an individual


                                        By: /s/ Mark Shonka
                                           -------------------------------------
                                           Mark Shonka, an individual


                                        By: /s/ Daniel Kosch
                                           -------------------------------------
                                           Daniel Kosch, an individual